    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2000


                                                      REGISTRATION NO. 333-31082

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             UNISERVICE CORPORATION
                 (Name of Small Business Issuer in its Charter)
                            ------------------------

                FLORIDA                                       5812                               65-0816177
    (State or other jurisdiction of               (Primary Standard Industrial                (I.R.S. Employer
             incorporation                               Classification                     Identification No.)
            or organization)                             Code Numbers)

                            ------------------------


              CARMENCITA 25 -- SUITE 102
                    SANTIAGO, CHILE                              350 EAST LAS OLAS BOULEVARD, SUITE 1700
                    (562) 334-3000                                   FORT LAUDERDALE, FLORIDA 33301
 (Address and Telephone Number of Principal Executive      Address of Principal Place of Business or Intended
                       Offices)                                       Principal Place of Business)



                            BRIAN A. PEARLMAN, ESQ.

                             UNISERVICE CORPORATION

                    350 EAST LAS OLAS BOULEVARD, SUITE 1700


                         FORT LAUDERDALE, FLORIDA 33301


                                 (954) 766-7879

           (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:


         JOEL D. MAYERSOHN, ESQ.                                  NEIL S. BARITZ, ESQ.
         BRIAN A. PEARLMAN, ESQ.                                  DREIER & BARITZ LLP
           ATLAS PEARLMAN, P.A                                 BOCA RATON, FLORIDA 33432
 350 EAST LAS OLAS BOULEVARD, SUITE 1700                        TELEPHONE (561) 750-0910
      FORT LAUDERDALE, FLORIDA 33301                            FACSIMILE (561) 750-5045
         TELEPHONE (954) 763-1200
         FACSIMILE (954) 766-7800


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]


   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


   WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                                     PROPOSED MAXIMUM
                                                      AMOUNT TO BE          PROPOSED MAXIMUM        AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SECURITY       PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
Units (consisting of one share of Series A 6%
Convertible Preferred Stock and one Warrant to
purchase one share of Class A Common Stock).........  1,840,000(2)              $5.00                   $9,200,000
-----------------------------------------------------------------------------------------------------------------------
Series A 6% Convertible Preferred Stock underlying
the Unit............................................  1,840,000(3)               (5)                        (5)
-----------------------------------------------------------------------------------------------------------------------
Warrant to purchase one share of class A common
stock underlying the Unit...........................  1,840,000(4)               (5)                        (5)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon conversion of
the 6% Convertible Preferred Stock..................  1,840,000(3)               (5)                        (5)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon exercise of the
Warrants(6).........................................   1,840,000                $4.00                   $7,360,000
-----------------------------------------------------------------------------------------------------------------------
Representative's Warrants...........................     160,000               $.0001                       $16
-----------------------------------------------------------------------------------------------------------------------
Representative's Units underlying Representative's
Warrants............................................     160,000                $8.25                   $1,320,000
-----------------------------------------------------------------------------------------------------------------------
Representative's 6% Convertible Preferred Stock
underlying the Representative's Units(7)............     160,000                 (9)                        (9)
-----------------------------------------------------------------------------------------------------------------------
Representative's Warrant underlying the
Representative's Units(8)...........................     160,000                 (9)                        (9)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon the conversion
of the Representative's 6% Convertible Preferred
Stock...............................................     160,000                 (9)                        (9)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon the exercise of
the Representative's Warrants(10)...................     160,000                $9.90                   $1,584,000
-----------------------------------------------------------------------------------------------------------------------
TOTAL...............................................                                                   $19,464,016
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------  ----------------------
--------------------------------------------------  ----------------------

                                                    AMOUNT OF REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          FEE(1)
--------------------------------------------------  ----------------------
Units (consisting of one share of Series A 6%
Convertible Preferred Stock and one Warrant to
purchase one share of Class A Common Stock).........     $2,428.80
-------------------------------------------------------------------------------------------------
Series A 6% Convertible Preferred Stock underlying
the Unit............................................        -0-
-----------------------------------------------------------------------------------------------------------------------
Warrant to purchase one share of class A common
stock underlying the Unit...........................        -0-
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon conversion of
the 6% Convertible Preferred Stock..................        -0-
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon exercise of the
Warrants(6).........................................     $1,943.04
-----------------------------------------------------------------------------------------------------------------------
Representative's Warrants...........................       $.004
-----------------------------------------------------------------------------------------------------------------------
Representative's Units underlying Representative's
Warrants............................................      $348.48
-----------------------------------------------------------------------------------------------------------------------
Representative's 6% Convertible Preferred Stock
underlying the Representative's Units(7)............        -0-
-----------------------------------------------------------------------------------------------------------------------
Representative's Warrant underlying the
Representative's Units(8)...........................        -0-
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon the conversion
of the Representative's 6% Convertible Preferred
Stock...............................................        -0-
-----------------------------------------------------------------------------------------------------------------------
Class A common stock issuable upon the exercise of
the Representative's Warrants(10)...................      $418.18
-----------------------------------------------------------------------------------------------------------------------
TOTAL...............................................     $5,138.50
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


 (1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act").

 (2) Includes 240,000 Units issuable under the underwriter's over-allotment option


 (3) Includes 240,000 shares of preferred stock issuable under the underwriter's over-allotment option.


 (4) Includes 240,000 redeemable common stock purchase warrants issuable under the over-allotment option.

 (5) Included in the units.
 (6) Represents shares of class A common stock issuable upon exercise of the warrants registered together with such additional indeterminate number of shares as may be issued upon exercise of the Warrants as may be issued by reason of the anti-dilution provisions contained in the registration statement.
 (7) Represents shares of class A common stock issuable upon exercise of the representative's warrants together with such additional indeterminate number of shares of class A common stock as may be issued upon exercise of the representative's warrants.
 (8) Represents warrants issuable upon exercise of the representative's warrants, together with such additional indeterminate number of warrants.
 (9) Included in the representative's units.
(10) Represents shares of class A common stock issuable upon exercise of the warrants included within the representative's warrants, together with such additional indeterminate number of shares of class A common stock as may be issued upon exercise of warrants.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 2000


                             UNISERVICE CORPORATION

                                1,600,000 UNITS



     We are offering units containing a share of series A 6% convertible cumulative preferred stock and a class A common stock purchase warrant. The preferred stock and warrant will trade as separate securities commencing three months after the date of this prospectus. Each warrant allows its holder to purchase after a period beginning three months from the date of our prospectus until August 2, 2003, one share of class A common stock for $4.00 per share.



     Our series A common stock and common stock purchase warrants trade on the Nasdaq SmallCap Market under the symbols "UNSRA" and "UNSRW". On
               , 2000, the closing bid price of the common stock and common
stock purchase warrants was $          and $          , respectively. We have
applied to list our units and preferred stock under the symbols
and                on the Nasdaq SmallCap Market.



     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE OUR "RISK FACTORS" BEGINNING ON PAGE 5.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     WE HAVE GRANTED THE UNDERWRITER A 45-DAY OPTION TO PURCHASE AN ADDITIONAL 240,000 UNITS FROM US AT THE INITIAL OFFERING PRICE LESS THE UNDERWRITING DISCOUNTS.



----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                WITHOUT                     WITH
                                      PER UNIT               OVER-ALLOTMENT            OVER-ALLOTMENT
----------------------------------------------------------------------------------------------------------
Public offering price.......           $5.00                   $8,000,000                $9,200,000
----------------------------------------------------------------------------------------------------------
Underwriting discounts......           $0.50                   $ 800,000                 $ 920,000
----------------------------------------------------------------------------------------------------------
Proceeds before expenses....           $4.50                   $7,200,000                $8,280,000
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


     The underwriter is offering our units on a firm commitment basis and
expects to deliver our units on or about           , 2000.

                          WERBEL-ROTH SECURITIES, INC.

                The date of this Prospectus is           , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................     1
Selected Financial Data.....................................     4
Risk Factors................................................     5
Use of Proceeds.............................................     8
Dividend Policy.............................................     9
Price Range of Our Common Stock and Warrants................    10
Capitalization..............................................    11
Exchange Rates..............................................    12
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    13
Business....................................................    17
Management..................................................    27
Certain Relationships and Relaxted Transactions.............    32
Principal Shareholders......................................    34
Description of Securities...................................    35
Shares Eligible for Future Sale.............................    40
Underwriting................................................    41
Legal Matters...............................................    43
Experts.....................................................    43
Additional Information......................................    43
Index to Financial Statements...............................   F-1



     When we use the terms "Kentucky Foods Chile," "we," and "our," we are referring to Uniservice Corporation. All references to our historical activities before August 1998 refer to the historical activities of Inversiones e Inmobiliaria Kyoto and Kentucky Foods Chile.


     Until           , 2000 (25 days after the commencement of this offering),
all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY


     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the financial statements which are a part of this prospectus.


                                   UNISERVICE

OVERVIEW


     Uniservice Corporation is a holding company, with securities trading on the Nasdaq SmallCap Market. We are presently the holding company of Kentucky Foods Chile, Ltda., Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Ltda., and Administradora de Servicios de Personal Millantue Ltda., which collectively own and operate 36 Kentucky Fried Chicken(R) restaurants in Chile. The majority of our KFC(R) restaurants are located in Santiago and are operated under two international franchise agreements with Kentucky Fried Chicken International Holdings, Inc. and its successor, Tricon Restaurants International. We are currently the sole and exclusive KFC franchisee in Chile and the largest KFC franchisee in Central and South America.



     We are also seeking the acquisition of a majority and controlling interest in Rebrisa S.A., a public Chilean holding company. Rebrisa's interests include:



     - 100% of Inmobiliaria y Renta Rebrisa S.A.; and



     - 33% of Fertilizantes de Centroamerica (Costa Rica) S.A.



     - 100% of Rebrisa y CAT Logistica S.A. (a development stage company)



     - 100% of Rebrisa Seguridad y Telecomuniciones S.A. (a development stage company)



     - 50% of Camserver.com S.A. (a development stage company)



     The majority of proceeds from this offering will be used to finance the acquisition of a 52% controlling interest in Rebrisa. Upon the completion of this transaction we will have the right to elect six of the seven members of the board of directors of Rebrisa.


OUR STRATEGY


     Our strategy is to continue to grow our business through the following:



     - acquisition of Rebrisa; and



     - increase the number of our restaurants and overall margins and profitability.


OUR HISTORY AND STRUCTURE


     We were incorporated in November 1997. We acquired a 99.97% interest in Kentucky Foods Chile, a Chilean corporation, in August 1998 when we simultaneously completed an initial public offering of our class A common stock and warrants to purchase shares of our class A common stock. These securities are listed on the Nasdaq SmallCap Market under the symbols UNSRA and UNSRW.



     Our principle executive offices are located at Carmencita 25, Suite 102, Santiago, Chile, our telephone number is 011(562) 334-3000 and our e-mail address is kfcchile@entelechile.net. Our U.S. mailing address is 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

                                  THE OFFERING


Securities offered.........  1,600,000 units. Each unit consists of one share of
                               6% convertible preferred stock and one warrant to purchase one share of our class A common stock. The preferred stock and warrant will trade only as a unit for a period of three months following the date of this prospectus.



Preferred shares:
  Dividends................  Cumulative semi-annual dividends of 6% are payable semi-annually on the first day of
                               and                beginning           , 2000.
                               Unpaid dividends will accumulate. Dividends are payable in cash or stock at the option of our board of directors.



  Conversion rights........  Unless previously redeemed, preferred shares are convertible into class A common shares at the option of the holder. The conversion right commences six months from the date of this prospectus. Preferred shares are initially convertible into class A common shares at
                               $          per share. These terms are subject to
                               adjustment under certain circumstances.



  Redemption...............  Our preferred shares are redeemable beginning two years after the date of this prospectus. At that time we may redeem our preferred shares on a scaled basis. The applicable percentage of the principle amount of redemption ranges between 1% and 3%. The redemption scale is shown in the description of our preferred stock. The redemption price will also include all unpaid dividends. We must provide 30 days written notice prior to redemption.


  Voting rights............  Our preferred shares will not be entitled to voting rights, except as required by the Florida
                               Business Corporation Act.


Warrants:
  Exercise price...........  $4.00 per share subject to adjustment in certain circumstances. Our warrants may be exercised at any time commencing three months after the date of this prospectus.


  Expiration date..........  August 2, 2003.

  Redemption...............  We may redeem our warrants commencing six months after the date of this prospectus. As with our outstanding warrants, we may redeem the warrants we are offering in this prospectus at a price of $.25 per warrant. We must provide 30 days written notice. The closing price of our class A common stock must exceed $7.00 for 30 consecutive days before we may redeem our warrants.


Common stock outstanding...  1,435,000 shares of class A common stock were outstanding on the date of this prospectus. This number excludes up to 1,610,000 shares of class A common stock issuable upon exercise of our outstanding warrants and 1,400,000 shares of class A common stock issuable upon conversion of our class B common stock currently issuable and outstanding on the date of this prospectus.


Preferred stock
outstanding................  There were no shares of preferred stock outstanding on the date of this prospectus.

Warrants outstanding.......  1,610,000 warrants to purchase shares of our class
                               A common stock are outstanding as of the date of this prospectus.

                             The outstanding warrants are identical to the
                               warrants we are offering in this prospectus. The outstanding warrants, which were originally exercisable at $6.00, are exercisable at an exercise price of $4.00, effective June 23, 2000. The outstanding warrants expire on August 2, 2003.



                             Upon 30 days prior written notice we may redeem our
                               warrants if the closing bid price of our class A common stock for each of the 30 consecutive trading days preceding our notice of redemption is greater than or equal to $7.00. We may redeem the warrants if we provide the holders with 30 days' prior written notice. The redemption price is $.25 per warrant. If we give notice of redemption, holders of warrants will have 30 days during which they may elect to exercise the warrants, or allow the warrants to be redeemed for the redemption price.



Use of proceeds............  To fund the acquisition of a majority interest in
                               Rebrisa S.A. and working capital.



     We are presently seeking listing of the securities described in this prospectus on the Nasdaq SmallCap Market.



     Proposed Nasdaq SmallCap Market symbols are:



Units.....................................................    "     "
Series A 6% convertible preferred stock...................    "     "



     Our class A common stock and common stock purchase warrants trade on the Nasdaq SmallCap Market under the symbols "UNSRA" and "UNSRW".

                            SELECTED FINANCIAL DATA



     The statement of operations data below and the balance sheet data have been derived from:



     - our consolidated financial statements as of and for the years ended December 31, 1998 and 1999 and notes, which have been audited by Spear, Safer, Harmon & Co., P.A., and



     - Rebrisa S.A.'s consolidated financial statements as of and for the years ended December 31, 1998 and 1999 and notes, which have been audited by Berkovits, Lago & Company, LLP.



     These reports are included in this prospectus. The statement of operations data for the six months ended June 30, 1999 and 2000, and the balance sheet data at June 30, 2000 are derived from unaudited financial statements. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of our and Rebrisa's financial condition and results of operations for such periods. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for any other interim period or the entire year. The following financial data should be read in conjunction with the financial statements and notes and management's discussion and analysis of financial condition and results of operations included elsewhere in this prospectus.



                          STATEMENT OF OPERATIONS DATA



     The pro forma as adjusted operations data for the six months ended June 30, 2000 and the year ended December 31, 1999, reflect the acquisition of approximately 52% of Rebrisa to be consummated with the closing of this offering and combined results of our operations as if the acquisition and this offering had occurred at the beginning of the earliest period presented. Weighted average common shares outstanding does not include the conversion of our preferred stock.



                                          YEARS ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
                                   ---------------------------------------    -------------------------------------
                                                                  1999                                     2000
                                      1998          1999        PRO FORMA        1999         2000       PRO FORMA
                                     ACTUAL        ACTUAL      AS ADJUSTED      ACTUAL       ACTUAL     AS ADJUSTED
                                   -----------   -----------   -----------    ----------   ----------   -----------
Revenues.........................  $13,415,518   $12,893,382   14,035,925     $6,430,369   $5,936,361    6,888,423
Cost of Operations...............    4,988,852     5,260,250    5,332,198      2,665,425    2,255,590    2,475,141
Selling and Administrative
  Expenses.......................    7,704,376     7,831,419    9,462,235      3,802,013    4,090,625    4,688,971
Other Income (expenses)..........      417,022       337,549    3,502,857         98,714       74,510      157,154
Net Income (loss)................    1,139,312       139,262    2,744,349         61,645     (335,344)    (118,534)
Net Income (loss) per common
  share..........................         0.57           .05          .97            .02         (.12)        (.04)
Weighted average common shares
  outstanding....................    2,005,833     2,830,000    2,830,000      2,713,333    2,831,250    2,831,250



                               BALANCE SHEET DATA



     The pro forma as adjusted data at June 30, 2000, reflects the acquisition of approximately 52% of Rebrisa, as if the acquisition had occurred at the beginning of the earliest period presented, and gives effect to the acquisition of Rebrisa and the sale of 1,600,000 units we are offering at $5.00 per unit, but excludes the over-allotment option.



                                                                           JUNE 30, 2000 (UNAUDITED)
                                                                           -------------------------
                                                          YEAR ENDED                      PRO FORMA
                                                       DECEMBER 31, 1999     ACTUAL      AS ADJUSTED
                                                       -----------------   ----------    -----------
Working Capital......................................       (170,717)        (650,537)    8,756,145
Total Assets.........................................     12,952,469       11,953,255    39,068,993
Total Long-term liabilities..........................      2,164,865        2,046,928     8,354,225
Total liabilities....................................      4,916,107        4,633,220    27,492,474
Stockholders' equity.................................      8,036,362        7,320,035    11,576,519]

                                  RISK FACTORS


CONSIDERATIONS RELATED TO OUR ACQUISITION OF REBRISA



     BECAUSE WE HAVE CHANGED OUR BUSINESS STRATEGY, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR NEW BUSINESS OPERATIONS. To date, we have engaged in little or no commercial business outside of the restaurant industry. Results of operations in the future will be influenced by numerous factors. In relation to our new operations, we will incur significant operating expenditures arising from the construction and management of real estate projects, technological developments, regulatory impediments, increases in expenses associated with sales and marketing growth and maintenance of quality control.



     OUR FUTURE INTEREST IN THE FERTILIZER BUSINESS IS SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND REGULATIONS WHICH MAY INCREASE CAPITAL EXPENDITURES AND OPERATING COSTS. The fertilizer industry is subject to various and changing environmental laws and regulations. We cannot predict or quantify the impact of new or changed laws or regulations. In the normal course of business, Fertilizantes de Centroamerica will also be exposed to risks such as possible and release of hazardous substances into the environment. Such releases could cause substantial damage or injuries.



     FERTILIZER PRICES HAVE BEEN EXTREMELY VOLATILE IN THE PAST WHICH RESULT IN SIGNIFICANT PRICE CHANGES FROM ONE GROWING SEASON TO THE NEXT. While we believe that the world supply and demand for fertilizers are currently in a more favorable balance than in certain prior years, nitrogen based fertilizers which is a major product of Fertilizantes, is a global commodity that can be subject to intense price competition from domestic and foreign sources.



     THE MARKET FOR FERTILIZERS IS AN INTERNATIONAL MARKET, WHICH SUBJECTS THE BUSINESS TO INTERNATIONAL MARKET CONDITIONS AND CHANGES IN HARD CURRENCY DEMANDS. The relative value of the U.S. dollar and its impact upon the cost of importing fertilizers, foreign agriculture policies, foreign currency exchange barriers and other changes in foreign currency markets can detrimentally effect the price of fertilizers.



CONSIDERATIONS RELATED TO OUR KFC OPERATIONS



     OUR OPERATIONS ARE LIMITED TO THE TERMS AND CONDITIONS OF OUR FRANCHISE AGREEMENTS WITH TRICON AND IF WE VIOLATE THESE AGREEMENTS OUR RELATIONSHIP WITH KFC MAY BE TERMINATED. Under our KFC franchise agreement, we are presently prohibited from engaging in certain types of restaurant businesses within Chile. Under our franchise agreement we may not participate in any business that Tricon deems to be competing. Our relationship with Tricon also restricts Ricardo Vilensky, our chief executive officer and principal shareholder, from transferring his interest in our company or terminating his relationship with us without prior approval from Tricon. The agreements also state that Mr. Vilensky must maintain a 51% voting interest in our company.



     In the event our KFC franchise agreement is terminated, whether resulting from default or expiration of its terms, our franchise agreement with KFC states that we must immediately discontinue the use of KFC equipment, concepts and marketing methods. The franchise agreement also imposes a 12 month non-compete clause with KFC if our relationship with Tricon is terminated. In Chile, non-compete agreements are generally considered illegal, but depending upon the circumstances, compensatory rather than injunctive relief may be granted.


     WE ARE ENGAGED IN A HIGHLY COMPETITIVE SEGMENT OF THE FAST FOOD INDUSTRY WITH RESPECT TO:

     - price,

     - variety,

     - product quality,

     - speed of service,

     - convenience of location,

     - cleanliness, and

     - upkeep.

     We compete directly or indirectly with many companies and franchisees. Most franchisees and company-owned stores of international fast food franchisors, including McDonald's(R) and Burger King(R), have multiple locations in Chile. A number of these companies may be larger, better capitalized, more established and have greater personnel and other resources than us. Additionally, we encounter competition from a number of Chilean restaurants and food service establishments, as well as other local fast food restaurants offering products that are familiar to Chilean consumers and have achieved broad market acceptance.

     WE ARE SUBSTANTIALLY DEPENDENT UPON THIRD PARTIES FOR ALL OF OUR CAPITAL EQUIPMENT. These supplies include:

     - furniture,

     - fixtures and equipment,

     - food products, and

     - other supplies.

     Failure to obtain equipment, food products and other supplies for our restaurants on a timely basis could materially effect us.


     AS A CONDITION OF OUR FRANCHISE AGREEMENT WITH TRICON, RICARDO VILENSKY IS REQUIRED TO BE OUR DESIGNATED OPERATOR AND IF WE WANT TO CHANGE OUR DESIGNATED OPERATOR WE NEED PERMISSION FROM TRICON. In the event Mr. Vilensky is unwilling to serve as the designated operator or becomes disabled or deceased, management or Mr. Vilensky's heirs will propose a new designated operator, who will be subject to approval by Tricon. Although not required, Tricon has indicated that it prefers if our designated operator also controls our ownership.


     IF MR. VILENSKY IS UNABLE TO PERFORM HIS DUTIES AND OBLIGATIONS TO OUR OPERATIONS, HE MAY BE FORCED TO SELL HIS INTEREST IN OUR COMPANY. In the event that Tricon determines that our designated operator is not capable of performing necessary duties and obligations, Mr. Vilensky or his heirs are required to use their best efforts to sell their interest in our company within six months. In the event that no sale is completed within the six month period, Tricon has the option to purchase Mr. Vilensky's interest, or the interest of Mr. Vilensky's heirs, in our company for a market value determined by three appraisers.


     YOU MAY BE LIMITED IN YOUR ABILITY TO ENFORCE CIVIL LIABILITIES AGAINST US SINCE MOST OF OUR ASSETS AND OPERATIONS ARE ABROAD. Enforcement by investors of civil liabilities under the U.S. Federal securities laws may adversely be affected by the fact that while Uniservice is located in the U.S., our subsidiaries and Rebrisa are located in Chile. While we are a U.S. corporation, our subsidiaries and Rebrisa are Chilean corporations. For the foreseeable future, substantially all of our assets will be held or used outside the United States (in Chile), and approximately 90% of the net proceeds from this offering will be used in Chile. Our current executive officers, directors and management are residents of Chile, and substantially all of our assets and the assets of our executive officers, directors and management are located outside the United States.



CONSIDERATIONS RELATING TO CHILE AND COSTA RICA



     SINCE WE ARE SUBJECT TO RISKS ASSOCIATED WITH FOREIGN OPERATIONS, WE MAY INCUR ADDITIONAL COSTS AND DISRUPTIONS TO OUR OPERATIONS. Our business is currently conducted almost exclusively in Chile, the majority of Rebrisa's business is conducted in Chile and a portion of Rebrisa's business is conducted in Costa Rica. We consequently are subject to a number of significant risks associated with foreign operations. Our operating profits may be negatively affected by changes in the value of the Chilean peso or the Costa Rican colon, by hyperinflationary conditions, or recession, which may occur in Chile or Costa Rica. Other risks and considerations include:


     - the effect of foreign income and withholding taxes and the U.S. tax implications of foreign source income and losses;

     - the possibility of expropriation or confiscatory taxation or price controls;

     - adverse changes in local investment or exchange control regulations;

     - difficulties inherent in operating in less developed legal systems;

     - political instability, government corruption and civil unrest; and

     - potential restrictions on the flow of international capital.


     In Chile and Costa Rica there has been less governmental regulation relating to the environment, occupational safety, employment practices or other business matters than in the United States. It is possible that future regulations in these countries may increase the expense and risk of doing business . In addition, social legislation in Chile or Costa Rica may result in significantly higher expenses associated with terminating employees or distributors or closing manufacturing facilities.



     RECESSIONARY CONDITIONS IN CHILE IN 1998 AND 1999 NEGATIVELY EFFECTED OUR BUSINESS AND CONTINUE THROUGHOUT 2000. Recessionary conditions in Chile have the effect of decreasing our revenues and weakening the value of the Chilean peso as compared to the U.S. dollar. Although recent market indicators have shown that the recession in Chile may end, if Chile remains in a recession, our KFC business will continue to suffer.

                                USE OF PROCEEDS


     The gross proceeds from the sale of our 1,600,000 units will be approximately $8,000,000, assuming an initial public offering price of $5.00 per unit. The net proceeds, without giving effect to the exercise of the over-allotment option, will be approximately $6,760,000 after giving effect to:



     - the representative's discounts of $800,000,



     - a 3% non-accountable expense allowance to the representative of $240,000, and


     - offering costs and expenses of approximately $200,000.


     Substantially all of our proceeds will be applied toward the acquisition of a 52% controlling interest in Rebrisa and our KFC operations. The proceeds will be used as follows:



     - $3.6 million for the purchase of shares from the treasury of Rebrisa;



     - $2.0 million for working capital to be applied to our KFC operations; and



     - $1.1 million for the purchase of outstanding shares of Rebrisa from certain shareholders.


     Any remaining proceeds will be used for working capital, which may include the initial payment of dividends on our preferred stock.


     Approximately all of our proceeds will be used in Chile. We may keep a portion of the proceeds in the United States for initial payment of dividends on our preferred stock.


     Our anticipated use of net proceeds are based upon our current status of operations and anticipated business plans. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses. Pending use of the proceeds of this offering, we may make temporary investments in bank certificates of deposit, interest bearing savings accounts, prime commercial paper, U.S. Government obligations and money market funds. Any income derived from these short term investments will be used for working capital.


     We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders as long as our underwriter approves. As a result, our success will be substantially dependent upon the discretion and judgment of our management and our underwriter.

                                DIVIDEND POLICY

     We have never paid dividends on our outstanding securities since our formation in November 1997. However, Kentucky Foods Chile has declared the following dividends to its shareholders in the corresponding years:

1994........................................................  $ 71,565
1995........................................................  $730,648
1996........................................................  $768,018
1997........................................................  $ 19,305


     Of the $730,648 declared in 1995, the total amount was reinvested as paid-in capital. Of the $768,018 declared in 1996, $139,909 was distributed in 1996 and the balance of $628,409 was distributed in 1997, of which $324,286 of the $628,409 was reinvested in Kentucky Foods Chile. Kentucky Foods Chile currently intends to retain earnings for use in its business and does not anticipate paying dividends in the foreseeable future, except to our preferred shareholders



     Rebrisa has paid dividends on its outstanding securities over the last several years. Of the dividends declared, all were distributed. As a shareholder of Rebrisa we will be entitled to dividends (if any are declared) in the future. Rebrisa has declared the following dividends to its shareholders on the corresponding dates:



June...................................................  1992   $  300,969
May....................................................  1993   $  413,781
June...................................................  1994   $  296,020
June...................................................  1995   $  128,863
May....................................................  1996   $  385,141
May....................................................  1997   $  934,758
May....................................................  1999   $  629,789
August.................................................  1999   $2,222,899
May....................................................  2000   $  545,976
                                                                ----------
          Total dividends paid:........................         $5,858,196
                                                                ==========



     We intend to pay dividends on our preferred stock in shares of our class A common stock. Dividends, whether paid in cash or shares, will have tax implications in accordance with U.S. tax law. Upon distribution of a dividend to our company by Kentucky Foods Chile or Rebrisa, we, as a foreign non-resident shareholder of a Chilean corporation, will be subject to a 35% percent withholding tax less a credit for any corporate taxes paid by the Chilean corporation. However, the payment of foreign taxes may be credited against U.S. federal income tax. Potential purchasers of our units should consult their own tax advisors regarding the impact of these taxes.

                  PRICE RANGE OF OUR COMMON STOCK AND WARRANTS


     Our class A common stock and our class A common stock warrants are traded on the Nasdaq SmallCap Market under the symbols UNSRA and UNSRW, respectively, and commenced their trading on August 4, 1998. The following table sets forth the high and low bid quotations for the common stock and warrant for the periods indicated. These quotations, as reported by Bridge Information Systems, reflect prices between dealers, do not include retail mark-ups, markdowns, commissions and may not necessarily represent actual transactions.


PERIOD                                                         HIGH     LOW
------                                                        ------   ------
Common Stock
August 4, 1998 through quarter ended December 31, 1998......  $ 5.63   $ 2.37
Quarter ended March 31, 1999................................  $ 3.90   $ 3.25
Quarter ended June 30, 1999.................................  $ 3.75   $ 2.80
Quarter ended September 30, 1999............................  $ 3.25   $ 1.70
Quarter ended December 31, 1999.............................  $ 2.75   $ 1.75
Quarter ended March 31, 2000................................  $ 2.75   $ 2.00
Quarter ended June 30, 2000.................................  $ 2.90   $ 1.65
Warrants
August 4, 1998 through quarter ended December 31, 1998......  $ 1.53   $ 0.62
Quarter ended March 31, 1999................................  $ 0.90   $ 0.56
Quarter ended June 30, 1999.................................  $ 0.80   $ 0.38
Quarter ended September 30, 1999............................  $ 0.63   $ 0.13
Quarter ended December 31, 1999.............................  $ 0.60   $ 0.13
Quarter ended March 31, 2000................................  $ 0.65   $ 0.33
Quarter ended June 30, 2000.................................  $ 0.56   $ 0.18



     As of June 30, 2000, there were approximately 20 holders of record of our class A common stock. We have approximately 400 holders in street name for our class A common stock.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of June 30, 2000 on an actual basis and a pro forma as adjusted basis to include the issuance of our units in this offering at an initial public offering price of $5.00 per unit and reflect the acquisition of the interest in Rebrisa.



                                                                                PRO FORMA AS
                                                                ACTUAL            ADJUSTED
                                                              -----------   --------------------
Long-term debt..............................................  $   565,024       $   941,974
                                                              -----------       -----------
Stockholders' equity:
  Preferred Stock, $.0001 par value; 5,000,000 shares
     authorized; 0 (actual) and 1,600,000 (as adjusted)
     shares issued and outstanding..........................          -0-               160
  Class A common stock ($.0001 par value) 20,000,000 shares
     authorized; 1,435,000 shares issued and outstanding....          143               143
  Class B common stock ($.0001 par value) 2,000,000 shares
     authorized; 1,400,000 shares issued and outstanding....          140               143
Additional paid-in capital -- preferred stock...............          -0-         6,759,840(1)
Additional paid-in capital..................................    8,707,157         8,707,157(1)
Retained earnings...........................................    1,036,406         3,858,303
Cumulative translation adjustment...........................   (2,423,811)       (7,749,223)
                                                              -----------       -----------
          Total stockholders' equity........................    7,320,035        11,576,520
                                                              -----------       -----------
          Total capitalization..............................  $ 7,885,059       $12,518,494
                                                              ===========       ===========


---------------


(1) Reconciliation:



Issuance of 1,600,000 units at $5.00........................  $ 8,000,000
Less: Offering costs........................................     (200,000)
  Underwriting discounts....................................     (800,000)
  3% non-accountable expense to representative..............     (240,000)
                                                              -----------
          Total proceeds....................................    6,760,000
  Less 1,600,000 shares at $.0001 par value.................         (160)
                                                              -----------
                                                                6,759,840
  Plus additional paid-in capital...........................    8,707,157
                                                              -----------
          Total.............................................  $15,466,997

                                 EXCHANGE RATES


     Unless otherwise specified, references to U.S. dollars, dollars, $, or U.S.$ are to United States dollars and references to pesos or Ch$ are to Chilean pesos, the legal currency of Chile, and peso-denominated monetary unit. As of June 30, 2000, the exchange rate was one U.S. dollar to 538.70 Chilean pesos. No representation is made that the Chilean peso or U.S. dollar amounts shown in this prospectus could have been or could be converted into U.S. dollars or Chilean pesos, as the case may be, at such rate or at any other rate.


     The value of the Chilean peso floats freely. It is not tied to the U.S. dollar.

     Chile's Ley Organica Constitucional del Banco Central de Chile No. 18.840 the Central Bank Act of Chile, enacted in 1989, liberalized the rules that govern the ability to buy and sell foreign exchange. Prior to 1989, the law permitted the purchase and sale of foreign exchange only in those cases explicitly authorized by the Central Bank of Chile. Under the Central Bank Act, we may purchase and sell foreign exchange freely without authorization from the Central Bank of Chile. These provisions allow us to expatriate earnings at the market exchange rate.


     The following table sets forth the annual high, low, and average yearly exchange rate for U.S. dollars for each year starting in 1997 and corresponding exchange rates for quarterly periods in 2000, as reported by the Central Bank of Chile. The table reflects the actual high and low exchange rates for each period and the average rate during the period.



                                                               EXCHANGE RATES OF CH$ PER U.S.$
                                                              ---------------------------------
PERIOD                                                          LOW         HIGH       AVERAGE
------                                                        --------    --------    ---------
1997........................................................   411.85      439.81       419.31
1998........................................................   439.18      460.33       465.25
1999........................................................   468.70      550.93       508.79
Quarter ended March 31, 2000................................   501.00      529.25       512.29
Quarter ended June 30, 2000.................................   502.20      539.25       519.85


---------------

Source:  Central Bank of Chile

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Management's discussion and analysis contains various forward looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or use of negative or other variations or comparable terminology.

     We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.


     This discussion and analysis reflects our historical operations and excludes the acquisition of Rebrisa and any discussion or analysis of Rebrisa's financial condition or results of operations.


OVERVIEW


     We generate revenues in two ways: sales of products from restaurant locations (approximately 93% of total revenues) and sales of coupon books (approximately 7% of total revenues). Typically, business entities will receive our coupon books and give them to employees as incentives. The coupon holders present the coupons to the individual restaurants which will subsequently bill the employer for the food purchased by the coupon holders.



     We incur costs primarily for raw food and paper supplies, which represent approximately 40% of our total revenues. Payroll represents 20% and rent represents 14%. Our royalty and marketing costs are each 5% of our total revenues.



RESULTS OF OPERATIONS



  Six months ended June 30, 2000 compared to six months ended June 30, 1999



     Our gross revenues decreased from $6,430,369 for the six months ended June 30, 1999 to $5,936,361 for the six months ended June 30, 2000, a decrease of $494,008 or approximately 8%. A decline in sales for the six months ended June 30, 2000 in U.S. dollars was prompted by competition in the fast-food market and the devaluation of the Chilean peso against the dollar which was $538.61 Chilean pesos per U.S. dollar at June 30, 2000 and $518.90 pesos per U.S. dollar at June 30, 1999. Also, Chile has recently experienced a slight increase in inflation.



     Our cost of operations for the six months ended June 30, 2000 decreased $409,835 from $2,665,425 for the six months ended June 30, 1999 to $2,255,590, a decrease of approximately 15%. The decline in our cost of operations is principally attributable to the devaluation of the Chilean peso against the dollar, the decrease in our sales, as well as a decrease in the cost of certain supplies.



     Our gross profit percentages increased from 59% to 62% for the six months ended June 30, 2000 when compared to the six months ended June 30, 1999. This 3% increase was attributable to our renegotiating agreements with vendors to reduce costs.



     Our payroll and employee benefits increased from $1,289,385 for the six months ended June 30, 1999 to $1,480,406 for the six months ended June 30, 2000, an increase of $191,021 or 15%. The increase is primarily due to cost of living increases in Chile and the inflation the country has recently experienced.



     Our occupancy expense decreased from $996,406 for the six months ended June 30, 1999 to $952,674 for the six months ended June 30, 2000, a decrease of $43,732 or 4%, due to renegotiating some of our stores' leases. Many leases have been renegotiated to more favorable terms and are now subject to a percentage of sales.

     Our selling and administrative expenses increased from $1,516,222 for the six months ended June 30, 1999 to $1,657,545 for the six months ended June 30, 2000, an increase of $141,323 or approximately 9%. This increase is attributable to the increase in inflation Chile has experienced in the last year when compared to 1999.


     Other income (expenses) consisted of two major categories: other revenues and interest expense and their composition is as follows:


          Other income includes advertising credits and refunds from vendors and suppliers and amortization of deferred revenue arising from the ECUSA (Pepsico franchise and bottling company in Chile) exclusivity agreement. The decrease in this category was from $219,640 for the six months ended June 30, 1999 to $207,772 for the six months ended June 30, 2000, a change of $11,868 or 6%. The decrease was primarily due to a decline in the incentive fees paid to the Company by vendors. For the six months ended June 30, 2000, approximately $93,000 relates to the amortization of deferred revenue and $115,000 relates to refunds and credits from vendors.



          The second category relates to interest expense paid to banks and leasing companies which increased from $120,926 in June 30, 1999 to $133,262 in June 30, 2000, an increase of $12,336 or 10%. The increase is due primarily to the average outstanding balance of debt during the related periods.



          For the six months ended June 30, 2000, we had a net loss of $335,344 compared to net income of $61,645 for the six months ended June 30, 1999. The reasons for this decrease was competition in the fast-food market in Chile and the higher inflation the country has recently experienced.



  Year ended December 31, 1999 compared to year ended December 31, 1998



     Our gross revenues decreased from $13,415,518 for the year ended December 31, 1998 to $12,893,382 for the year ended December 31, 1999, a decrease of $522,136 or approximately 4%. A decline in sales for the year ended December 31, 1999 in U.S. dollars was prompted by the devaluation of the Chilean peso against the dollar. Sales in Chilean pesos actually increased from $6.242 billion Chilean pesos in 1998 to $6.641 billion Chilean pesos in 1999, an increase of $399 million Chilean pesos.



     Our cost of operations increased from $4,988,852 for the year ended December 31, 1998 to $5,260,250 for the year ended December 31, 1999, an increase of $271,398 or approximately 5%. The increase in cost of operations is principally attributable to inflation and higher operating costs.



     Gross profit percentage declined 4% from 63% in 1998 to 59% in 1999. This decline was prompted by higher inflation in Chile which increased operating costs. The Chilean peso was devalued from $465.25 Chilean pesos per U.S. dollar at December 31, 1998 to $515.08 Chilean pesos per U.S. dollar at December 31, 1999, a devaluation of 11%.



     Payroll and employee benefits decreased from $3,089,405 for the year ended December 31, 1998 to $2,693,160 for the year ended December 31, 1999, a decrease of $396,245 or 13%. This decrease was due to the effort the Company made in reducing costs in an inflationary economy. The Company operated the stores with better trained personnel and eliminated overstaffed shifts during hours of less sales. Overall, operations were conducted efficiently.



     Occupancy increased from $1,677,986 for the year ended December 31, 1998 to $1,765,306 for the year ended December 31, 1999, an increase of $87,320 or 5%. This increase is due to an increase in the cost of living which was reflected in the monthly rent paid on operating leases.



     Selling and administrative expenses increased from $2,936,985 for the year ended December 31, 1998 to $3,372,953 for the year ended December 31, 1999, an increase of $435,968 or approximately 15%. This increase is attributable to higher operating costs in an inflationary economy.

     Other income (expenses) consisted of two major categories (1) other revenues and (2) interest expense. Their composition is as follows:



          The first category of other income includes advertising credits and refunds from vendors and suppliers and amortization of deferred revenue arising from an exclusivity agreement with ECUSA. ECUSA is the Pepsico franchise and bottling company in Chile. The decrease in this category was from $762,010 for the year ended December 31, 1998 to $723,519 for the year ended December 31, 1999, a change of $38,491 or 5%. Other income decreased because the previous ECUSA contract expired in the middle of 1999. Therefore only eight months of deferred revenue was amortized during 1999. For the year ended December 31, 1999, approximately $143,000 relates to the amortization of deferred revenue and $580,000 relates to refunds and credits from vendors.



          The second category relates to interest expense paid to banks and leasing companies which increased by $40,983 to $385,971 in December 31, 1999 from $344,988 in December 31, 1998 or 12%. The increase is due primarily to the average outstanding balance of debt during the related periods.



     For the year ended December 31, 1999, we had a net income of $139,262 compared to net income of $1,139,312 for the year ended December 31, 1998. The main reason for this decrease was the decrease in our gross revenues accompanied by higher operating costs and inflation. We also experienced start-up costs connected with the opening of new stores, all of which required new equipment, new personnel and training. We also had an increase in costs due to new and extensive advertising efforts. Included in these new advertising efforts were special promotions for the Super Crunch sandwich and Star Wars movie. To facilitate these promotions, we introduced new products at prices below their regular profit margins. Also, the decline in gross profit percentage and the increase in operating costs caused by inflation had a negative effect on revenues.


LIQUIDITY AND CAPITAL RESOURCES


     In September 1999, we entered into a seven year agreement with ECUSA requiring our exclusive use of Pepsi products for each of our existing KFC restaurants. Additionally, the agreement provides that each new KFC restaurant we own will also be subject to the same agreement. In exchange for this exclusivity agreement, we received and deferred approximately $1,300,000 net of tax, which is being recognized and amortized ratably over a seven year period. For the six month period ended June 30, 2000, we recognized approximately $93,000 of the deferred revenue.



     At June 30, 2000, accounts receivable decreased by $88,924 to $146,335 from $235,259 at December 31, 1999, due to the decrease in sales and improved collection efforts.



     Other receivables decreased $348,679 at June 30, 2000 from $553,464 at June 30, 1999, a decrease of $204,785, due to the collection of our second installment due as the result of our exclusivity agreement with ECUSA.



     Other current assets increased to $172,300 at June 30, 2000 from $146,928 at December 31, 1999, an increase of $25,372, due to an increase in sales taxes receivable and other prepaid expenses.



     We did not incur Chilean income taxes in 2000 or 1999, as a result of various Chilean government incentives designed to promote expansion and continued development of business in the country. Tax credits for building acquisitions, rapid acceleration of depreciation, and employee education have resulted in the elimination of any current tax liability.



     We utilize bank lines-of-credit for periodic operational expenses. At June 30, 2000, we had approximately $654,000 outstanding on our $800,000 line-of-credit facility.


SEASONALITY


     We generate the highest amount of sales during July and December. The slowest month for sales is February, when many Chileans are on summer vacation. The fourth quarter is normally the most profitable and this is due to the cash rebates received based on purchases from suppliers. As we open additional stores, we anticipate amounts received in rebates will increase.


INFLATION


     Over the past five years, Chile has generally experienced a decrease in inflation, although we have experienced a slight increase in inflation over the past year. The Chilean economic system is based on an indexed inflation system and therefore, no material inflation is anticipated in the immediate future.

                                    BUSINESS


INTRODUCTION



     We are the holding company for Kentucky Foods Chile and intend to acquire a majority interest in Rebrisa S.A., a public Chilean company. We have focused our efforts on acquiring this interest in Rebrisa because we believe this acquisition will provide us with the opportunity to expand our business outside the restaurant industry and diversify our interests and revenue stream. Rebrisa, through several subsidiaries, has diversified interests and operations. Acquiring an interest in Rebrisa will enable our company to enter into industries including, but not limited to, fertilizer production and sale, real estate, Internet, logistics, global satellite positioning and high tech security. Rebrisa also has cash and cash equivalents of approximately $8,000,000.



     Through our 99% interest in Kentucky Foods Chile, we are the only KFC franchisee in Chile and the largest KFC franchisee in Central and South America. We currently own and operate 36 KFC Restaurants throughout Chile.



     We have recently entered into agreements with Rebrisa S.A., a public Chilean holding company and certain of its shareholders, to acquire a majority interest in the company. Rebrisa's ownership interests include:



     - Inmobiliaria y Renta Rebrisa S.A., a Chilean corporation;



     - Fertilizantes de Centroamerica (Costa Rica) S.A., a Costa Rican corporation.;



     - Rebrisa y CAT Logistica S.A., a Chilean corporation;



     - Rebrisa Seguridad y Telecomuniciones S.A., a Chilean corporation.



     - Camserver.com S.A., a Chilean corporation;



     Through Fertilizantes and Renta, Rebrisa engages in the production and sale of fertilizers in Costa Rico and construction and management of mixed use real estate projects in Chile. Rebrisa y CAT Logistica S.A. is an early stage logistics company. Rebrisa Seguridad y Telecomuniciones S.A. is developing global positioning satellite technologies with personal security application. Camserver S.A. is developing closed circuit surveillance and security technology.



     We were organized as a Florida corporation on November 21, 1997 under the name Uniservice Corp. and subsequently changed our name to Uniservice Corporation. On August 4, 1998 we acquired 99.97% of Inversiones e Inmobiliaria Kyoto S.A.'s interest in Kentucky Foods Chile S.A. in a series of transactions in exchange for 1,399,900 shares of our class B common stock. These transactions were effected simultaneously with the initial public offering of 1,400,000 shares of our class A common stock and 1,610,000 warrants to purchase shares of our class A common stock. On June 30, 2000, our operating subsidiary was divided into three separate entities, of which we own a 99.97% interest in each. The remaining interests are held by Ricardo Vilensky. Kentucky Foods Chile Ltda. contains our fast food service operations, which includes purchases and sales. Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Ltda. contains all our assets, including machinery, equipment and restaurant leases. Administradora de Servicios de Personal Millantue Ltda. maintains our administration division, which includes employee and personnel contracts. Collectively, these subsidiaries are referred to as Kentucky Foods Chile. The management structures of these companies are the same as initially established in Kentucky Foods Chile S.A. This change in structure was made to take advantage of certain Chilean tax benefits and comply with new Chilean labor reform.



OUR BACKGROUND AND OPERATIONS


     We have been involved in the restaurant business since our subsidiary, Kentucky Foods Chile, commenced business in November 1986. We operated our first four restaurants under the name Papa Pollo. During the second half of 1991 we changed the names of our restaurants to Chicken Inn. In 1994, when we were operating nine restaurants, we entered into a franchise agreement with Kentucky Fried Chicken

International Holdings and Tricon Restaurants International and converted all of our restaurants into KFC restaurants.



     All executive management, financing, marketing and operations support functions are conducted centrally at our Santiago, Chile headquarters. At our headquarters we maintain a state-of-the-art centralized computer system that is linked with the cash register at each of our restaurants. Through this computer system, we have access to up-to-the-minute information including, among other things, revenues, inventory control, and the ability to monitor the progress of various promotions.



STRATEGY



     Our strategy is to expand our business throughout Chile and Latin America through the acquisition of a majority interest in Rebrisa and expansion of the number of our current restaurants. The following is an overview of our acquisition and expansion strategy:



     - Acquire a 52% interest in Rebrisa. This acquisition will be financed through the proceeds of this offering.



     - Increase the number of our KFC restaurants and overall margins and profitability within our existing restaurants.



     - Maximize operating efficiencies through continued centralized management and advanced management information systems.



ACQUISITION OF REBRISA



     We are seeking to acquire a majority interest in Rebrisa S.A. We have entered into agreements with Rebrisa and several of its controlling shareholders to acquire a 52% controlling interest in the company. In the future we intend to acquire additional Rebrisa shares which may be purchased in private or public transactions.



     To facilitate the acquisition of 52% of Rebrisa, we are acquiring 1,963,854,702 shares of Rebrisa's common stock, consisting of approximately 51% of the outstanding series A shares and 25% of the outstanding series B shares through the following:



     - purchase 917,142,857 shares of authorized but unissued shares of common stock of Rebrisa for approximately $3.6 million;



     - purchase an aggregate of approximately 186,179,917 shares of common stock of Rebrisa from shareholders of Rebrisa for approximately $1.1 million; and



     - effectuate separate stock transfers in which we receive:



        - Carmel S.A.'s 21.0% interest in Rebrisa in exchange of 1,525,360 shares of our common stock;



        - Kau Kau S.A.'s 4.9% interest in Rebrisa in exchange of 336,738 shares of our common stock;



        - B y C S.A.'s 3.4% interest in Rebrisa in exchange of 167,637 shares of our common stock; and



        - Rentas Viena S.A.'s 2.3% interest in Rebrisa in exchange of 117,667 shares of our common stock.



BACKGROUND OF REBRISA



     Rebrisa S.A. was incorporated in Chile on August 29, 1989. The company's executive offices are located at Apoquindo 3000, Suite 1401, Santiago, Chile and the telephone number is 011 (562) 362-0434.

OPERATIONS OF REBRISA



     Rebrisa is a holding company with its revenues derived from its ownership interests in two companies. These companies are presently engaged in the management of mixed use real estate projects in Chile and production and marketing of fertilizers in Costa Rica. The company is also involved in several projects through two wholly-owned subsidiaries and one 50% owned subsidiary. Rebrisa's ownership consists of:



     - 100% of Inmobiliaria y Renta Rebrisa S.A.



     - 33% of Fertilizantes de Centroamerica S.A.



     - 100% of Rebrisa y CAT Logistica S.A.



     - 100% of Rebrisa Seguridad y Telecomuniciones S.A.



     - 50% of Camserver.com S.A.



     In addition to its interests in above companies, Rebrisa's assets include approximately $8,000,000 in cash and cash equivalents, excluding proceeds Rebisa may receive from this offering.



     An overview of Rebrisa's interests is the following:



CURRENT REBRISA OPERATIONS



  Inmobiliaria y Renta



     Inmobiliaria y Renta Rebrisa S.A. is a private corporation engaged in the development of real estate projects. It is owned 99% by Rebrisa and 1% by Rebrisa Costa Rica S.A., a Costa Rican company that is wholly owned by Rebrisa.



     The company's main line of business has been to manage its Buenaventura Corporate Condominium, located in the Quilicura District, Metropolitan region of Chile, on the Northern Pan-American Highway.



     The Buenaventura Corporate Condominium presently includes two complete sections with 24 warehousing modules; 12 of these modules are outfitted as office space for rent. The smallest warehousing areas are 700 square meters and the offices measure approximately 250 square meters each. A modern warehousing and logistics facility consisting of 26,000 square meters of warehouses has been completed and 40,000 square meters of land has been reserved for future development.



     The Buenaventura Corporate Condominium, logistics office and warehouse facility, are located in one of Santiago's fastest growing areas for real estate business and have excellent access to two main highways which lead to Santiago's airport and two of the most important ports in Chile's Central Region. This recently completed project was specially designed to service those companies which desire to concentrate their entire operations (administrative offices, warehouse and inventory handling) in a single facility. Of the 24 available modules, all are currently rented. Some of the current tenants include Gatx Logistics Chile, Entel Chile (Chile's largest telecommunications company), Dos Alamos (milk products) and Canontex.



     The company has recently completed a restaurant in the project, which has been leased to Sodexho Chile S.A., the largest catering and food services company in Chile.



  Fertilizantes



     Fertilizantes de Centroamerica (Costa Rica) S.A. is 33% owned by Rebrisa. It is a private corporation organized under the laws of Costa Rica in 1961. The company produces and markets chemical, liquid and physical blended fertilizers. Fertilizantes de Centroamerica supplies approximately 60% of Costa Rica's total fertilizer needs.



     The company has three operations centers in Costa Rica and approximately 85% of Fertilizantes de Centroamerica's total production is allocated for year 2001 to Costa Rica, with the balance sold to neighboring countries, including Nicaragua and Panama. The three production facilities are located in strategic points across the country. The main plant is in the city of Puntarenas, on the Pacific coast, outfitted with two units for the production of farming and industrial grade ammonium nitrate, as well as a vast array of chemical fertilizers, both complex and liquid. At the port of Main-Limon, on the Atlantic coast, the company operates a physical blending plant with a rated capacity of 90,000 tons per year. In Ciudad Nelly, located in southern Costa Rica in the vicinity of the Panamanian border, the company runs a facility similar to that operative in Main. Part of the output generated by these two plants is exported to northern Panama.



NEW DEVELOPMENTS



  Rebrisa y CAT Logistica



     Through this wholly-owned subsidiary, Rebrisa has developed a full service logistics company. Rebrisa y CAT Logistica will commence operations in Chile, utilizing the facilities of Inmobiliaria y Rentas, with a view of expanding throughout Latin America. Services provided by this company will include:



     - entry and exit logistics,



     - holding and inventory administration, and



     - distribution and transportation.



     The company will focus on traditional businesses with distribution requirements on national and international levels, as well as e-commerce businesses that require full service. Rebrisa y CAT Logistica S.A. has formed an exclusive association in Latin America with CAT Group which will assume all operational duties. Administrative and corporate duties are controlled by Rebrisa. The CAT Group, owned by the Renault Group, a French company, is one of the largest logistic operators in Europe and in the Third World with approximate earnings of $1.5 billion. Rebrisa y CAT Logistica S.A. will be initially 100% owned by Rebrisa, but CAT will have the right to 50% of the profits and an option to acquire up to 50% of the company.



  Rebrisa Seguridad y Telecomuniciones



     Through this wholly-owned subsidiary, Rebrisa has been developing GPS security technology. GPS security is a global positioning satellite technology that provides, among other services, a personal security system and a transportation management system. Rebrisa Seguridad y Telecomuniciones intends to establish a GPS security system which will operate throughout Latin America using technology developed by Chapman Technologies, Inc., a U.S. corporation. This system will include personal hand held security devices which are in constant communication through global positioning satellites, with a central station. By pushing the panic button on the device you are in voice contact with the central station who knows your exact location and can respond to any emergency. Each hand held device has 18 channels which are preprogrammed to the user's choice of telephone numbers and is capable of receiving incoming calls as well. The company intends to distribute the hand held security devices free of charge in exchange for a monthly rental. This project is in its development stage and management believes it will be ready for commercial sale by late 2000. The project is being led by Avram Fritch, our president and vice president of Rebrisa, who has over ten years experience in operation and management of residential and commercial security.



  Camserver.com



     Camserver.com is developing a television camera and film image service for home, office or business that provides closed circuit security, with remote on-line access through the Internet. These services will be focused toward commercial businesses on an international level. Services will commence in Chile with a view toward expanding throughout Latin America. Camserver.com has formed a strategic alliance with ILatin Holding, Inc., a company that owns the portal Elarea.com, one of the largest web portals in Latin America. ILatin Holding, Inc. is an Internet incubator that owns ten Internet web sites, including Elarea.com, Primarapagina.com, Certifica.com, Trabajando.com and Chilevinos.com.



     Camserver.com is owned 50% by Rebrisa S.A. and 50% by ILatin Holding, Inc. The administration of Camserver.com consists of five directors of which three are appointed by Rebrisa S.A. Telefonos Mexicanos-Telmex owns 40% of ILatin Holding, Inc. and the remaining 60% of the company is distributed among 300

Chilean shareholders which, include important companies such as Luksic and Claro. Rebrisa S.A. is among one of the 10 principal shareholders of Camserver.com and holds approximately 3% of the company.



OWNERSHIP STRUCTURE OF REBRISA



     The principal shareholders of Rebrisa are shown in the following tables:



PRIOR TO THIS OFFERING:



NAME OF SHAREHOLDER                                          NUMBER OF SHARES   % OF SHARES
-------------------                                          ----------------   -----------
Inmobiliaria Carmel S.A.*..................................    645,332,327         23.0%
Inmobiliaria B y C S.A.....................................    280,050,675          9.9%
Inversiones Kau Kau S.A.*..................................    159,303,461          5.7%
Inversiones y Rentas Viena S.A.*...........................     64,489,186          2.3%



AFTER THIS OFFERING:



NAME OF SHAREHOLDER                                          NUMBER OF SHARES   % OF SHARES
-------------------                                          ----------------   -----------
Uniservice Corporation.....................................   1,963,854,702        52.5%
Inmobiliaria B y C S.A.....................................     131,422,699         3.5%
Inmobiliaria Carmel S.A.*..................................      44,000,000         1.2%
Inversiones Kau Kau S.A.*..................................      28,000,000         0.8%


---------------


* Affiliates of Uniservice corporation



     As of the date prior to this offering, the total number of shareholders in Rebrisa was approximately 2,300 and there was approximately 2,802,960,319 shares outstanding. After this offering there will be approximately 3,720,103,176 shares outstanding.



BOARD OF DIRECTORS OF REBRISA



     The current directors of Rebrisa are:



SERIES A DIRECTORS:               SERIES B DIRECTORS:
-------------------               -------------------
Avram Fritch*              Ignacio Guerrero Gutierrez
Sergio Andrews             Cristian Solis de Ovando Lavin
Carlos Cartoni
Sergio Vivanco*
Ricardo Vilensky*


---------------


* serves as a director of Uniservice Corporation



DESCRIPTION OF REBRISA'S SECURITIES



     As of the date prior to this offering Rebrisa had 2,229,415,811 series A shares of stock and 573,544,508 series B shares of stock outstanding. In percentage terms, the aggregate number of series A and series B shares of stock account for 79.5% and 20.5% of total outstanding capital in the corporation, respectively. The preference vested in the series A shares of stock is the right to elect five of the seven directors of the corporation, with their respective alternates. The series B shares of stock may elect two directors and their alternates. The preference vested in the series B shares of stock consists solely of the right to receive a dividend 10% greater than that payable to series A shares of stock, out of the profits that the board of directors and shareholders determine to distribute on an annual basis. The preferences of series A and series B shares of stock shall be effective through December 31, 2046.

     We are acquiring approximately 51% of the outstanding series A shares and approximately 25% of the outstanding series B shares. Through our ownership of a majority of the outstanding series A shares we will be able to nominate and elect six of the seven directors of Rebrisa's board of directors.



OUR KFC RESTAURANTS



     Our KFC restaurants offer basically the same menu, meal options and distinctive KFC design as the KFC restaurants found throughout the United States. Our KFC restaurants are of distinctive design and are generally located in high-traffic areas including shopping malls, food courts, shopping centers, and downtown areas. Our KFC restaurants consist of several building types with various layouts and seating capacities. We currently have 36 restaurants, most of which are open seven days a week, typically from 10:00 a.m. to midnight. Currently, we do not accept credit cards, although we may elect to do so in the future. Some of our restaurants offer drive-through service. Home delivery is available at no-charge from 17 of our restaurants.



     All of our KFC restaurants offer a full line of KFC products, including chicken pieces, chicken sandwiches, a variety of side items including cole slaw, mashed potatoes, salads and corn, and dessert. In addition to a full-line of soft drinks, 21 of our current restaurants are licensed to sell beer (the drinking age in Chile is 18).



OVERVIEW OF THE RESTAURANT INDUSTRY



     The fast food service industry consists of quick service restaurants
(QSRs), full service restaurants, other commercial restaurants, including cafeterias and non-commercial restaurants such as those in schools and hospitals. The QSR segment of the fast food service industry is a multi-billion dollar industry throughout the world.



     Listed below is the number of restaurants for each of the major fast food franchises located in Chile as of June 30, 2000.


NAME                                               NUMBER OF RESTAURANTS     MAJOR TYPES OF PRODUCTS
----                                               ---------------------   ---------------------------
Lomiton(R).......................................           82             Pork sandwiches
Doggis(R)........................................           58             Hot dogs
McDonald's(R)....................................           62             Hamburgers
KFC(R)...........................................           36             Chicken
Burger King(R)...................................           25             Hamburgers
Pizza Hut(R).....................................           30             Pizza
Domino's(R)......................................           21             Pizza
Embers(R)........................................           17             Roast beef sandwiches
Submarine(TM)....................................           12             Subs/hoagies
Mr. Chips(R).....................................           11             Roast beef sandwiches
Taco Bell(R).....................................           11             Tacos and burritos
Mei Lin Ta(R)....................................           10             Chinese food
Burger Inn(TM)...................................           10             Hamburgers
Natural Juice(TM)................................            7             Salads and natural juices

QUALITY ASSURANCE

     Our operations are focused on achieving a high level of customer satisfaction, with speed, accuracy and quality of service closely monitored. Our senior management and restaurant management staff are principally responsible for ensuring compliance with our internal and Tricon's operating procedures. We and Tricon have uniform operating standards and specifications relating to the quality, preparation and selection of menu items, maintenance and cleanliness of the premises and employee conduct and internal surveys, detailed reports from our own management information system and detailed reports from Tricon are tabulated and distributed to management on a regular basis to help maintain compliance. In addition to customer satisfaction, these reports track comparable sales and customer counts, labor and food costs, inventory levels, waste losses and cash balances.

     We closely supervise the operation of all of our restaurants to help ensure that standards and policies are followed and that product quality, customer service and cleanliness of the restaurants are maintained. Management also conducts unscheduled inspections and audits of our restaurants to ensure quality.

     Our restaurants are also subject to standards set by Chilean, provincial and local governmental laws and regulations. These standards include food preparation rules regarding, among other things, minimum cooking times and temperatures, sanitation and cleanliness. In addition, KFC has set maximum time standards for holding unsold prepared food in order to maintain freshness of our KFC products.

SUPPLIES AND DISTRIBUTION


     Under our KFC franchise agreement, we are required to buy food supplies, ingredients, seasonings, and equipment for our KFC restaurants only from approved suppliers who are required to meet or exceed system standards designed to ensure product quality, safety and consistency. We purchase KFC's pre-packaged seasoning which contain KFC's proprietary recipes directly from Tricon's principal U.S. supplier.



     We purchase much of our products by means of centralized buying in order to obtain the best prices. We purchase our supplies and foodstuffs from vendors on favorable terms and conditions (including quantity discounts). We believe there are a number of vendors who can supply us with adequate quantities of products and that the loss of any one supplier would not have a material impact on our operations.


     Additionally, to ensure the wholesomeness of all food products, suppliers are required to meet or exceed strict quality control standards. Competitive bids, long-term contracts and long-term vendor relationships have been used to ensure availability of products. We have not experienced any significant continuous shortages of supplies. Prices paid for these supplies may be subject to fluctuation. When prices increase, we may be able to pass on such increases to our customers.


FRANCHISE AGREEMENT WITH TRICON



     Of our 36 restaurants currently in operation, 28 are operating under our original franchise agreement executed in 1994. Our remaining 8 restaurants and any future restaurants operate under Tricon's standard international franchise agreement which was executed in June 2000. The new standard franchise agreement is consistent with the original franchise agreement, permitting us to use, among other things, KFC's proprietary trade names, trademarks, service marks, recipes, and trade dress. We are also permitted to sell and promote only KFC approved products.



     Prior to executing the standard international franchise agreement, we were served with notice by Tricon that the opening and operation of three restaurants not covered by our original franchise agreement and without Tricon's approval had breached our original KFC franchise agreement. Tricon informed us that the opening of these restaurants was unauthorized and the use of KFC property, confidential information and product was unauthorized for those restaurants. To cure this default and legally operate these restaurants we were informed that we needed to execute Tricon's standard international franchise agreement and pay initial fees for the three restaurants of approximately $105,000. We have executed the agreements and paid the fees. We believe we are in compliance with Tricon's requests.



     Under our franchise agreement at all times, Mr. Vilensky must retain voting control of Kentucky Foods Chile and our company. As result, we have created two classes of common stock -- class A common stock and class B common stock which are identical except that holders of class B common stock are entitled to ten votes for each one share held.



     Another condition of our franchise agreement requires us to have a designated operator, who is the person that oversees the management of our day-to-day operations which are headed by Mauricio Aguirre, president of Kentucky Foods Chile. Currently, the designated operator is Mr. Vilensky. In the event Mr. Vilensky is unwilling to serve as the designated operator or becomes disabled or deceased, management or Mr. Vilensky's heirs will propose a new designated operator, who will be subject to approval by Tricon. Although not required, Tricon has indicated that it would prefer the designated operator to also control our company. In the event that Tricon determines that the proposed designated operator is not capable of performing the necessary duties and obligations, Mr. Vilensky or his heirs are required to use their best efforts to sell their interest in our company within six months. In the event that no sale is completed within the six month period, Tricon has the option to purchase Mr. Vilensky's interest, or the interest of Mr. Vilensky's heirs, for a market value determined by three appraisers.


     The initial franchise term for each of our restaurants operating under our franchise agreements is ten years. Expiration dates range between December 31, 2003 and December 31, 2009, depending on when the particular restaurant was opened. The initial franchise term is renewable, at our option, for additional ten year periods, provided that:


     - the renewal is permitted by local law;

     - we have corrected any default under the franchise agreement and has not been in material default within the 24 months preceding the renewal request;

     - we comply with annual performance criteria;

     - we request renewal within 12 to 18 months prior to the expiration of the initial term;

     - we agree to make capital improvements to conform with Tricon's then current standards and completes the improvements, as agreed;

     - we agree to relocate any restaurants Tricon determines cannot be renovated to meet the then current standards;

     - we execute a new franchise agreement if the current form has been modified;

     - we are current in all obligations, monetary or otherwise, to Tricon; and


     - we pay a renewal fee of $17,500 per restaurant.



     The monthly royalty fees for each of our KFC restaurants operating under our original franchise agreement is 5% of net revenues. The monthly royalty fees for each of our KFC restaurants operating under standard international license agreement is 5% of net revenues. Royalty fees will increase to 6% on January 1, 2005 for our restaurants operating under the standard international agreement. We also pay an advertising contribution of 5% of our revenues. Standard initial fees for the opening of a restaurant are $35,000.


     Under our franchise agreement, Tricon's approval is required for our operation of any new KFC restaurants or other fast food restaurant and Tricon's consent to such renewals, acquisitions or development may be withheld in Tricon's sole discretion.


     We intend to continue with our acquisition strategy and the operation of our current restaurants regardless of the status of our relationship with Tricon. If we lose our right to the KFC concept we will operate our current restaurants without the KFC concept and methods. However, if our KFC franchise agreement is terminated, we are prohibited from competing with KFC for 12 months. While our franchise agreement contains this non-compete clause, non-compete agreements are generally considered illegal in Chile. However, depending on the circumstances, compensatory relief rather than injunctive relief may be granted.



MARKETING, ADVERTISING AND PROMOTION



     Each year, we typically introduce different types of promotions, either in conjunction with Tricon or independently, including:



     - value-type combination meals;



     - new products;



     - kids meals; and



     - coupons.

     A portion of our marketing and advertising plan includes participating in certain of Tricon's internationally licensed promotions and marketing fund. We also advertise on cable television and radio.


PATENTS AND TRADEMARKS

     Under our franchise agreement with Tricon we may use KFC's proprietary trade names, trademarks, service marks, recipes, and trade dress. If our franchise agreement is terminated or expires we will lose all rights to use KFC's proprietary trade names, trademarks, service marks, recipes, and trade dress.

     Our company does not have any proprietary trade name protection, trademark protection, patents, or service marks, however, our subsidiary, Kentucky Foods Chile, holds several proprietary trade names, trademarks and service marks in Chile.


COMPETITION



     The overall food service industry and the QSR segment are intensely competitive with respect to food quality, price, service, convenience, restaurant location and concept. We compete within the Chilean market with international and regional chains as well as locally-owned restaurants, not only for customers, but also for management and hourly personnel and suitable real estate sites. Typically, international chains such as McDonald's(R) and Burger King(R) compete with one another and do not serve a variety of chicken products, while our actual competitors are fast food restaurants that offer similar menus which include chicken. During 1999 there was an increase of approximately 7% in the number of QSRs in Chile from 365 to 392.


GOVERNMENT REGULATION

     We are subject to various Chilean national, provincial, and municipal laws affecting its business. Each of our restaurants must comply with various licensing requirements and regulations of governmental authorities, including health, sanitation, safety and fire agencies in the region and municipality in which the restaurant is located. To date, we have obtained all necessary licenses and approvals.

     A small portion of our sales are attributable to the sale of beer. A license is required from the provincial governing authority for each restaurant that sells beer and regulations governing the sale of beer relate to many aspects of restaurant operations, including the minimum age eighteen of patrons to purchase beer.

     We are also subject to Chilean national minimum wage laws governing matters as overtime and working conditions. Since the bulk of our employees are paid on an hourly basis at rates related to the minimum wage, increases in the minimum wage could significantly increase our labor costs. We have not, to date, been materially adversely affected by these laws. Our business is also subject to the full range of governmental regulation and supervision generally applicable to companies engaged in business in Chile, including labor laws, social security laws, public health, environmental laws, securities laws and anti-trust laws.

PERSONNEL

     We believe that high quality, customer-focused restaurant management is critical to long-term success. Generally, each of our restaurants has one restaurant general manager, two supervisors and teams of workers. Restaurant management structure varies by unit size. Each restaurant usually has between 10 and 35 hourly employees, most of whom work part-time. We pay an hourly wage of $1.20 per hour, the average hourly wage in Chile. Overtime is paid (one and one half time minimum wage, or $1.79 per hour) to any employee who works more than 48 hours weekly. However, Chilean law only permits employees to work a maximum of two extra hours daily. Overtime (of two times Chilean minimum wage, the equivalent of U.S.$2.40 per hour) is paid on Sundays and holidays. Restaurant general managers receive base salaries, as well as incentive bonuses, based upon that restaurant's productivity and profitability.

FOREIGN CORRUPT PRACTICES ACT

     Substantially all of our operations are conducted in South America. To the extent that we conduct operations and sell our products outside the U.S., we are subject to the Foreign Corrupt Practices Act which makes it unlawful for any issuer to pay or offer to pay, any money or anything of value to any foreign official, foreign political party, foreign political party official or any candidate for foreign political office or any person with knowledge that all or a portion of money or thing of value will be offered, given, or promised, directly or indirectly, to any of these people.

     We have not made any offers, payments, promises to pay, or authorization of any money or anything of value to any foreign official, foreign political party or foreign political party official or candidate for foreign political office and have implemented a policy to be followed by our officers, directors, employees and anyone acting on our behalf, that no payments can and will be made. We have made all employees cognizant of the need for compliance with the Foreign Corrupt Practices Act and any violation of our policy will result in dismissal. We also conduct periodic reviews of this policy with all employees to ensure full compliance.

FOREIGN INVESTMENT LAWS AND REGULATIONS

     The Chilean Constitution establishes that any Chilean or foreigner may freely develop any activity in Chile so long as the activity in Chile does not contravene existing laws dealing with public morals, public safety or national security and follows the laws that regulate such activity. It also establishes the principle of non-discrimination, thus guaranteeing foreign investors equal protection under Chilean law. Additionally, Chilean law prohibits any discretionary acts by the Chilean government or other entities against the rights of persons or property in derogation of this principle. Foreign investors may transfer capital and net profits abroad. There are no exchange control regulations which restrict the repatriation of investment or earnings . Therefore, equity investments in Chile by persons who are not Chilean residents follow the same rules as investments made by Chilean citizens.

EMPLOYEES


     As of June 30, 2000, we employed 790 employees, of which 28 were full-time salaried employees in administration, 115 were full-time salaried employees in supervisory and management positions and 697 were full-time and part-time hourly employees who were employed in food preparation and serving. All of our management and employees who reside in Chile speak Spanish and our senior management team in Chile also communicates in English. None of our employees are covered by a collective bargaining agreement. We believe that the dedication of its employees is critical to its success, and that its relations with its employees are good.


PROPERTIES

     All of our restaurants are presently located in leased space. The leases for our restaurants are for a period ranging from six years to 15 years and provide for one or more options to renew for at least one additional term. Our leases either specify a fixed annual rent with fixed increases or are variable. Generally, our leases are net leases which require us to pay all or a portion of the cost of taxes, maintenance and utilities. Certain of the leases provide that in the event of non-payment of rent, the lessor may terminate the lease without notice. Chilean law provides that a landlord may not evict a tenant without a court hearing, although the tenant is responsible for all costs related to such court hearing.


     We lease approximately 4,000 square feet of executive offices in Santiago, Chile from Inmobiliaria KilKil S.A., our affiliate, at a rate of $5,600 per month, plus common area maintenance and general expenses of approximately $900 per month. The lease is for ten years, ending May 1, 2007.



LEGAL PROCEEDINGS



     We are involved in legal proceedings arising in the ordinary course of business. We are not involved in any legal proceedings that we believe will result, individually or in the aggregate, in a material adverse effect upon our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF UNISERVICE CORPORATION


NAME                                         AGE   POSITION
----                                         ---   --------
Ricardo Vilensky...........................  43    Chief Executive Officer, Chairman of the
                                                   Board of Directors
Avram Fritch...............................  41    President and Director
Mauricio Aguirre...........................  36    Chief Financial Officer, Vice President of
                                                   Finance and Administration, Secretary and
                                                   Director
Sergio Vivanco.............................  46    Director
Juan Carlos Cerda..........................  43    Director



     RICARDO VILENSKY has served as our chief executive officer and chairman since our formation in November 1997 and as the chief executive officer and chairman of Kentucky Foods Chile since its formation in 1986. He served as president of Kentucky Foods Chile since its inception through July 2000. He has also served as a director of Rebrisa since May 1999. From July 1991 to April 2000, Mr. Vilensky served as chairman and owned 50% of Ann Arbor Foods, S.A., the owner of Domino's Pizza franchises in Chile. From June 1991 to September 1996 he was the general manager of Comercial Submarine Chile Limitada. From 1982 to 1994, Mr. Vilensky was the general manager and legal representative for El Vegetariano, a vegetarian restaurant in Santiago, Chile. Mr. Vilensky has over 20 years experience in the restaurant business.



     AVRAM FRITCH has served as our director since August 1998 and our president since June 2000. Mr. Fritch is the founder and served as president of General Security Chile, S.A., from 1991 to 1999 when he sold General Security Chile, S.A. to Tyco International. General Security is a residential and commercial security and alarm company located in Santiago, Chile, since 1991. He also served as managing director of Tyco International's Latin American subsidiary, where he developed security systems in Mexico, Costa Rica and Argentina. Since 1996, he has served as the president of Inversiones y Rentas Carmel S.A., a Chilean investment company and shareholder of Rebrisa S.A. Since January 2000 Mr. Fritch has served as executive vice president and chief operating officer of Rebrisa S.A. He also serves on the board of directors of Fertilizantes de Centroamerica. Mr. Fritch is a mechanical engineer and was a captain in the Defense Force of Israel.



     MAURICIO AGUIRRE has served as our chief financial officer, vice president of finance and administration and director since August 1998. He was recently appointed secretary. He has served as president of administration and finance of Kentucky Foods Chile since September 1994 and as director of Kentucky Foods Chile since October 1995. He was appointed president of Kentucky Foods Chile in July 2000. From 1989 to September 1994, Mr. Aguirre was the controller and a vice-president of Lan Chile, the national airline of Chile. Mr. Aguirre is a commercial engineer, public accountant and auditor.



     SERGIO VIVANCO has served as a member of our board of directors since August 1998. He has served as a director of Rebrisa since January 2000. Mr. Vivanco has been a member of the board of directors of Kentucky Foods Chile since 1991 and is a member of the board of directors of Inversiones Huillimapu S.A., an affiliate of Inversiones e Inmobiliaria Kyoto. Mr. Vivanco has been an attorney since 1979 and has served as general counsel to Inversiones e Inmobiliaria Kau Kau and Kentucky Foods Chile since 1986. Mr. Vivanco is a partner in the law firm of Abud, Vivanco and Vergara in Santiago, Chile, which serves as our legal counsel in Chile.



     JUAN CARLOS CERDA has served as our director since August 1998. He has served as directors of Kentucky Foods Chile since May 1996. From June 1994 through 1998, Mr. Cerda was a partner with the law firm of Estudio Juridico Figueroa and Valenzuela in Chile. He is currently a partner with the tax consulting firm of Cerda y Compania, located in Chile. Since March 1994, Mr. Cerda has been a professor of Planification and

Tributary Management at the University of Santiago. From 1991 through May 1994, he was a tax advisor to the Arauco Enterprise Group in Chile.


DIRECTORS AND EXECUTIVE OFFICERS OF KENTUCKY FOODS CHILE

     The directors and executive officers of Kentucky Foods Chile are as follows:


NAME                                     AGE   POSITION
----                                     ---   --------
Ricardo Vilensky(1)....................  43    Chief Executive Officer, Chairman of
                                               the Board, Director
Mauricio Aguirre(1)....................  35    Chief Financial Officer, President
Avram Fritch(1)(2).....................  41    Director
Sergio Vivanco(1)......................  46    Director


---------------


(1) See directors and executive officers of Uniservice Corporation.


(2) Will become a director after the effective date of this prospectus.


ELECTION OF DIRECTORS

     Each of our directors are elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders or until his or her successor is elected and qualified. Our bylaws permit our board of directors to fill any vacancy. Directors appointed by our board of directors may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

DIRECTORS' COMPENSATION


     Our non-employee directors, Sergio Vivanco and Carlos Cerda, receive $200 plus expenses for attendance at each meeting of our board of directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at the meetings. We intend to purchase directors and officers insurance as soon as practicable to the extent that it is available and cost effective to do so.


COMMITTEES OF OUR BOARD OF DIRECTORS

     Our audit committee consists of Juan Carlos Cerda, Sergio Vivanco, and Avram Fritch. Our audit committee reviews the work of the audit staff and direct reports to be prepared. Our audit committee oversees our continuous audit program to protect against improper and unsound practices and to furnish adequate protection for all of our assets and records. Our audit committee also acts as liaison to our independent certified public accountants, and conducts audit work as is necessary and receives written and oral reports from our independent certified public accountants.


     Our compensation and stock option committee consists of Messrs. Vivanco, Fritch and Cerda. Our compensation and stock option committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards.



     Our nominating committee consists of Messrs. Vilensky, Fritch and Cerda. Our nominating committee makes recommendations with respect to qualified individuals to become members of our board of directors.



     Of the five members of our board of directors, Messrs. Cerda and Vivanco are non-employee directors. However, Mr. Cerda has provided us with tax consultation services and Mr. Vivanco serves as our Chilean legal counsel.


     There are no family relationships among any of the executive officers or directors.

APPOINTMENT OF OFFICERS

     Our officers are elected annually by our board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of our board of directors. Our officers devote full time to our business.

EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid to our chief executive officer and each executive officer whose compensation exceeded $100,000 for the year ended December 31, 1999. We did not grant any stock options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payments during 1999. The compensation Mr. Vilensky derived in 1996 and 1997 was received from Kentucky Foods Chile.

                           SUMMARY COMPENSATION TABLE


                                                                                        OTHER ANNUAL
NAME AND PRINCIPAL POSITION                            YEAR   SALARY($)   BONUS ($)   COMPENSATION($)
---------------------------                            ----   ---------   ---------   ----------------
Ricardo Vilensky, CEO................................  1999    $80,000     $44,559        $36,000
  and Chairman.......................................  1998        -0-         -0-            -0-
                                                       1997    $85,868         -0-        $19,305


EMPLOYMENT AGREEMENTS


     Ricardo Vilensky, chief executive officer and chairman. We have entered into a written three-year employment agreement with Mr. Vilensky, which commenced August 1998. Under the terms and conditions of his employment agreement, Mr. Vilensky receives an initial annual base salary of $80,000, annual bonuses of up to $100,000, as determined by our board of directors, and other annual compensation of $90,000, which includes:


     - $15,000 for school expenses for Mr. Vilensky's children,

     - $10,000 for entertainment,

     - $20,000 for travel,

     - $20,000 for medical reimbursement, and

     - $28,000 for automobile expenses including cost of vehicle, maintenance and insurance.


     Mr. Vilensky is reimbursed for his ordinary and necessary business expenses including fees for membership in one business or social club, up to a maximum of $5,000 per year, and in other clubs and organizations as we and Mr. Vilensky mutually agree are necessary and appropriate. Upon the effectiveness of this registration statement, we will enter into a new employment agreement with Mr. Vilensky. His salary will be reduced by approximately 25% percent. In consideration for accepting this reduction in salary, Mr. Vilensky will receive a bonus of approximately $300,000, payable when and if cash flows and profits permit.



     Mauricio Aguirre, chief financial officer. We entered into a written one year employment agreement with Mauricio Aguirre, which commenced August 1998. This agreement was automatically renewed through December 31, 2000. Pursuant to the terms and conditions of his employment agreement, Mr. Aguirre receives an annual base salary of $60,000, bonuses of up to $30,000 per year, as determined by our board of directors, and other annual compensation of $20,000. This includes $10,000 for medical reimbursement and $10,000 for automobile expenses. After the effective date of this prospectus we will terminate our current employment agreement with Mr. Aguirre. Mr. Aguirre will enter into a new employment contract with our subsidiary, Administradora de Servicios de Personal Millantue Ltda. or one of our other Chilean subsidiaries. His salary will be reduced by approximately 15% percent. In consideration for accepting this reduction in salary, Mr. Aguirre will receive a bonus of approximately $130,000, payable when and if cash flows and profits permit.

     After the closing of this offering we will negotiate an employment agreement with Avram Fritch. This agreement may be with our company or one of our subsidiaries. The terms of this agreement should be similar to the new employment agreement (excluding $300,000 bonus) we are negotiating with Ricardo Vilensky.


     Chilean Social Security/AFP and ISAPRE. Messrs. Vilensky and Aguirre are also entitled to receive certain social security benefits under Chilean law. The social security laws in Chile were established as a private system that requires all companies to retain approximately 20% of the gross salaries of its employees, up to a maximum of $4,408.95 per year, which is used to pay both Administrators of Pension Funds Companies (AFP) and Institutions of Previsional Health (ISAPRE).

     The allocation of this 20% to each service is approximately as follows:

          (1) 10% to the AFP: This amount is deposited in an individual interest-bearing account of each employee to cover their retirement. In Chile, the age of retirement is 60 for women and 65 for men.

          (2) 3% to the AFP: This amount covers any partial or permanent disability and, in the case of death, will provide a monthly amount to the deceased's spouse. The amount paid corresponds to 70% of an employee's average salary, based upon the last 10 years of the employee's life.

          (3) 7% to the ISAPRE: This amount covers medical fees, hospitalization and clinical examinations. This percentage may be voluntarily increased by the employee according to the employee's contractual agreement with the employee's ISAPRE. In many instances it may be necessary for individuals to pay additional costs for health care.

     Additionally, Chilean law requires the payment of one month salary (up to a maximum of approximately $1,713.00) for each year (or portion thereof in excess of six months worked in the last year), worked by the employee when he is dismissed without cause, subject to a maximum of eleven months (up to a maximum of $1,713.00 per month, or an aggregate of $18,844.00). When the employee terminates his or her employment, no compensation is legally required.

STOCK OPTIONS


     During fiscal year 1999, there were no option or SAR grants to any persons, including any of our executive officers or directors.


INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

     On January 5, 1998, our board of directors and a majority of our shareholders adopted our stock option plan. The purpose of our stock option plan is to increase our employees', advisors', consultants', and directors' proprietary interest in our company, to align more closely their interests with the interests of our shareholders, and to enable us to attract and retain the services of experienced and highly qualified employees and directors. We have reserved an aggregate of 200,000 shares of Class A common stock under our stock option plan.

     Our board of directors, or a committee of our board of directors, administers and interprets our stock option plan and is authorized to grant options to all our eligible employees. Our stock option plan includes our officers and directors (whether or not employees). Our stock option plan provides for the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code), non-statutory stock options and reload options. Options may be granted under our stock option plan on terms and at prices determined by our board of directors, or a committee of our board of directors, except that in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under our stock option plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

     The exercise price for any option under our stock option plan may be paid in cash, in shares of class A common stock or other consideration that is acceptable to our board of directors or a committee of our board of directors. If the exercise price is paid in whole or in part in class A common stock, the exercise may result in the issuance of additional options, known as reload options, for the same number of shares of class A common stock surrendered upon the exercise of the underlying option. The reload option would be generally subject to the same provisions and restrictions stated in our stock option plan with respect to the underlying option except as varied by our board of directors or a committee of our board of directors. A reload option enables the optionee to ultimately own the same number of shares as the optionee would have owned if the optionee had exercised all options for cash.

     Options granted under our stock option plan will be exercisable after the period or periods specified in the option agreement. Options granted under our stock option plan are not exercisable after the expiration of five years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Our stock option plan also authorizes us to make loans to optionees to enable them to exercise their options.

     As of the date of this offering, no options have been granted pursuant to our stock option plan. To the extent that any options granted within a year of this offering are exercised, the underlying shares of class A common stock will be subject to a 13 month lock-up period commencing on the effective date of this offering.

OPTION EXERCISES AND HOLDINGS


     To date, we have not issued any options or SARs to any persons. No options or SARs were exercised or unexercised during fiscal year 1999.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. However, the provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available. Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LIMITATION OF LIABILITY

     Under Florida law, our directors are protected against personal liability for monetary damages from breaches of their duty of care. As a result, our directors will not be liable in an action by us or a shareholder for monetary damages alleging negligence or gross negligence in the performance of their duties. In such actions, our directors remain liable for monetary damages for willful misconduct, conscious disregard of our best interest, and for transactions from which a director derives an improper personal benefit. Our directors also remain liable under another provision of Florida law which makes directors personally liable for unlawful distributions and which expressly sets forth a negligence standard with respect to such liability. The liability of our directors under federal or applicable state securities laws is also unaffected.

     While our directors have protection from awards of monetary damages for breaches of fiduciary duty, that does not eliminate their fiduciary duty. Equitable remedies, such as an injunction or rescission based upon a director's breach of fiduciary duty, are still available.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On August 4, 1998, Inversiones e Inmobiliaria Kyoto purchased 1,399,900 shares of class B common stock from us for $2,200,000, and we purchased Inversiones e Inmobiliaria Kyoto's 99.97% interest in Kentucky Foods Chile S.A. for $2,200,000 and Kentucky Foods Chile S.A. became our majority owned (99.97%) subsidiary. The remaining 15 shares of Kentucky Foods Chile S.A. stock were owned by Ricardo Vilensky, individually. Mr. Vilensky retained this minority interest because Chilean law requires that a Chilean corporation be owned by not less than two shareholders.



     Inversiones e Inmobiliaria Kyoto is a Chilean limited partnership whose partners are Inversiones Huillimapu S.A. (99%) and Ricardo Vilensky (1%), who is also its general manager. The shareholders of Inversiones Huillimapu S.A. are Ricardo Vilensky (90%) and Compania Administradora de Restaurantes Limitada (10%). The partners of Compania Administradora de Restaurantes Limitada are Inversiones e Inmobiliaria Kyoto (98%) and Mr. Vilensky (2%). The general manager of Compania Administradora de Restaurantes Limitada is Mr. Vilensky. Kyoto's interest was subsequently transferred to Inversiones e Inmobiliaria Kau Kau, S.A., which is wholly owned by Ricardo Vilensky.



     On June 30, 2000, Kentucky Foods Chile S.A. was divided into three separate entities, of which we own a 99.97% interest in each. The remaining interests are held by Ricardo Vilensky. These companies maintain the same management structure established in Kentucky Foods Chile S.A. Our three subsidiaries, which collectively operate and maintain our KFC restaurant activities are as follows:



     - Kentucky Foods Chile Ltda. contains our fast food service operations, which includes purchases and sales.



     - Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Ltda. contains all our assets, including machinery, equipment and restaurant leases.



     - Administradora de Servicios de Personal Millantue Ltda. maintains our administration division, which includes employee and personnel contracts.



     In connection with the acquisition of Rebrisa, we entered into share exchange agreements with two shareholders of Rebrisa -- Kau Kau S.A. and Carmel S.A. Kau Kau is a Chilean company that is wholly-owned by Ricardo Vilensky, our principal shareholder and chief executive officer. Carmel, a Chilean company, is wholly-owned by Avram Fritch, our president and member of our board of directors.



     Avram Fritch is a member of the board of directors of Rebrisa and serves as an executive vice president and chief operating officer of Rebrisa. He also serves on the board of directors of Fertilizantes de Centroamerica. Ricardo Vilensky is a member of the board of directors of Rebrisa. Sergio Vivanco, a member of our board of directors, is a director of Rebrisa. Mr. Vivanco also serves as our Chilean legal counsel.



     The president and principal shareholder of Inversiones y Rentas Viena is the father-in-law of Ricardo Vilensky. The company is a minority shareholder in Rebrisa.


     On April 30, 1997, Kentucky Foods Chile sold its office facility in Santiago, Chile to Inmobiliaria KilKil S.A., whose shareholders include Inversiones Huillimapu (99%) and Mr. Vilensky (1%). In consideration for the payment price of $577,574, Inmobiliaria KilKil issued to Kentucky Foods Chile a promissory note for the total amount due, and in turn, Kentucky Foods Chile transferred the note to its principal shareholder, Inversiones e Inmobiliaria Kyoto. Of the total amount due, $303,191 was paid in the form of dividends to Inversiones e Inmobiliaria Kyoto for 1996 and $274,383 has been used to satisfy a loan obligation due by Kentucky Foods Chile to Inversiones e Inmobiliaria Kyoto in connection with the remodeling of two of our restaurants. On May 1, 1997, Kentucky Foods Chile entered into a ten year lease agreement with Inmobiliaria KilKil, at a rate of $9,050 per month, plus common area maintenance and general expenses of $1,100 per month.


     Juan Carlos Cerda, a member of our board of directors, also serves as our tax advisor. He receives $10,000 per year for his services.

     In connection with our share exchange agreements with the shareholders of Rebrisa, Ricardo Vilensky and Avram Fritch have agreed to exchange shares of our class B and class A common stock. Subject to the approval of Tricon and the acquisition of Rebrisa, Mr. Vilensky will exchange 600,000 shares of our class B common stock for 680,000 shares of our class A common stock held by Mr. Fritch. Mr. Vilensky has also agreed to purchase 189,000 shares of our class A common stock held by Mr. Fritch after our offering for approximately $529,200. In connection with this transaction, Mauricio Aguirre will receive 10,000 shares of our class A common stock from Mr. Fritch in exchange of $28,000. These transactions are not reflected in the table of principal shareholders found in this prospectus. If these transactions are completed, the result would be the transfer of approximately 30% of the voting control of our company to Avram Fritch.


     We believe that all transactions with our officers, shareholders and each of our affiliated companies have been made on terms no less favorable to our company than those available from unaffiliated parties. In the future, we intend to handle transactions of a similar nature on terms no less favorable to our company than those available from unaffiliated parties.

                             PRINCIPAL SHAREHOLDERS


     The following table provides certain information regarding our common stock beneficially owned as of the date of this prospectus and after the conversion of our preferred shares by:


     - each person who is known by us to own beneficially 5% or more of our common stock;

     - by each of our executive officers and directors; and

     - by all of our executive officers and directors as a group.


     After the conversion of our preferred stock, the common stock held by our officers, directors and beneficial owners, directly or indirectly will represent an aggregate 50.6% of our outstanding securities issued and will represent an aggregate 83.2% of our voting interest since, Kau Kau and Ricardo Vilensky, holders of our class B common stock, are entitled to ten votes per share of class B common stock held. The share exchanges involving Kau Kau and Carmel, corporations owned and controlled by Ricardo Vilensky and Avram Fritch, respectively, are taken into consideration in computing the ownership and share percentages below. Mr. Vilensky, Mr. Fritch and Mr. Aguirre have entered into several share exchange agreements with each other regarding their interests in our company. If these agreements are effectuated, approximately 30% of our voting control would be transferred to Mr. Fritch and his voting interest before conversion of our preferred stock and warrants will increase to 39%. Mr. Vilensky's voting percentage will decrease to 52%. These agreements have not been accounted for in the data below. The conversion of our warrants are not taken into consideration in computing the ownership and voting percentages below.



     As of the effective date of this offering none of our officers, directors or their affiliates own, directly or indirectly, shares of our preferred stock. Unless otherwise disclosed, the mailing address for the individuals named below is Carmencita 25, Office 102, Santiago, Chile.



                                                                    OWNERSHIP                  VOTING
                                                                   PERCENTAGE                PERCENTAGE
                                      NUMBER OF SHARES       -----------------------   -----------------------
        NAME AND ADDRESS OF           OF COMMON STOCK          BEFORE       AFTER        BEFORE       AFTER
         BENEFICIAL OWNER            BENEFICIALLY OWNED      CONVERSION   CONVERSION   CONVERSION   CONVERSION
        -------------------          ------------------      ----------   ----------   ----------   ----------
Ricardo Vilensky(1)................         1,793,738           36.0%        27.3%        82.0%        75.1%
Avram Fritch(2)....................         1,530,360           30.7%        23.2%         8.7%         8.0%
Mauricio Aguirre...................             5,000              *            *            *            *
Juan Carlos Cerda..................               -0-            -0-          -0-          -0-          -0-
Sergio Vivanco.....................             2,000              *            *            *            *
All executive officers and
  directors as a group (5
  persons).........................         3,331,098(1)(2)     66.9%        50.6%        90.7%        83.2%


---------------

  * Less than one percent.

(1) Includes 1,399,900 shares of class B common stock held by Kau Kau and 100 shares of class B common stock issued to Mr. Vilensky as founder's shares which have super voting rights.


(2) The majority of Mr. Fritch's interest is held through his wholly owned interest in Carmel.

                           DESCRIPTION OF SECURITIES

     We are authorized to issue 30,000,000 shares of common stock, par value $.0001 and 5,000,000 shares of preferred stock, par value $.0001. We have summarized our units, common stock, warrants and preferred stock below.

UNITS


     Each unit we are offering consists of one share of series A convertible cumulative redeemable preferred stock and common stock purchase warrant. The components of our units are not separable until three months after the closing of this offering.


COMMON STOCK


     20,000,000 shares of our common stock are designated as class A common stock and 2,000,000 shares are designated as class B common stock. As of the date of this prospectus there are 1,435,000 shares of class A common stock outstanding and 1,400,000 shares of class B common stock outstanding. We are issuing an additional 2,147,402 shares of our class A common stock to four shareholders of Rebrisa in exchange for their interests in Rebrisa. The shares issued to B y C are subject to a two year lock-up agreement and the shares issued to Viena are subject to a six month lock-up agreement. These agreements will commence on the date of this prospectus.


     We have also reserved up to an aggregate of 200,000 shares of our class A common stock for our stock option plan.

     Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

     Subject to the dividend rights of the holders of any other class of common stock or preferred stock, if applicable, and as a condition of the franchise agreement, the approval of Tricon, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds legally available.

  Class A common stock and class B common stock


     Holders of shares of class A common stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of class B common stock are entitled to ten votes per for each share of class B common stock on all matters to be voted on by our shareholders. Our class A common stock and our class B common stock do not have cumulative voting rights. The holders of more than 50% of the voting rights for the election of directors can elect all of our directors. Ricardo Vilensky has the ability to vote 1,400,000 shares of class B common stock and 393,738 shares of our class A common stock or approximately 82% of our votes. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.



     Holders of class B common stock have the right to transfer or sell shares of class B common stock, and/or convert shares of class B common stock into shares of class A common stock on a one share for one share basis. Any converted shares will only be entitled to one vote per share. Any persons acquiring shares of class B common stock in a private transaction, either by means of a transfer or sale, shall be entitled to ten votes for each one share of class B common stock held. Each certificate representing shares of class B common stock contains a legend setting for the restrictions imposed by Tricon.

PREFERRED STOCK

     Our preferred stock may be issued in one or more series. The title and designations of our preferred stock is determined by our board of directors in a corporate resolution. Each series of our preferred stock will have voting rights, if any, preferences, and other rights as determined by our board of directors. Qualifications, limitations or restrictions may also be placed on a series of our preferred stock if stated in resolutions of our board of directors adopted before the issuance a series of our preferred stock.

     The preferred stock we are offering is the first series of preferred shares designated by our board of directors. Unless we have the affirmative vote of a majority of the holders of the preferred shares we are offering, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for our preferred shares. We also need the affirmative vote of a majority of the holders of preferred shares if we want to authorize any reclassification of our preferred stock that would adversely affect the preferences, special rights or privileges or voting power of our preferred shares. We may not create or issue any class of stock ranking prior to our preferred shares as to dividends or distribution of assets, or create or issue any shares of any series of our authorized preferred stock ranking prior to our preferred shares rights to dividends or distribution on liquidation.

     As of the date of this offering our board of directors does not have plans to issue any other series of preferred stock. However, purchasers of the preferred stock in this offering should be aware that subject to restrictions, the holders of any series of preferred stock issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to holders of our preferred shares or common stock.

     Since the terms of each series of our preferred stock may be fixed by our board of directors without shareholder action, our preferred stock can be issued with terms calculated to defeat a proposed takeover or make the removal of our management more difficult.


  Series A 6% convertible cumulative redeemable preferred stock



     Our board of directors has filed a certificate of designation designating 2,000,000 shares of preferred stock as series A convertible cumulative redeemable preferred stock. This preferred stock has the following rights, preferences and privileges:



     Conversion. Unless previously redeemed by us, the holders of our preferred shares are entitled, beginning six months after the closing of this offering, to
convert each preferred share into                shares of Class A common stock
at $          . Our preferred stock is subject to adjustment described below.


          Instead of issuing fractional shares upon conversion, we may pay an equivalent amount in cash. No adjustment for dividends will be made on conversion of any preferred shares. Accrued dividends will not be paid on a preferred share if it is converted between a dividend payment date and the next record date for dividend payments. If any holder surrenders a preferred share for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, the dividend payable on the dividend date will be paid to the registered holder of the share on the record date. In this instance the share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share converted. In the case of preferred shares called for redemption, conversion rights will expire at the close of business on the redemption date.

          Our conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of our stock as a dividend or distribution on our common stock. The conversion rate is not subject to adjustment upon the occurrence of:

        - issuance of our stock as dividends on the preferred shares;

        - sub-divisions and combinations of our common stock;

        - certain reclassifications, consolidations, mergers and sales of our property;

        - the issuance to all holders of our common stock of certain rights or warrants; and

        - the distribution to all holders of common stock of evidence of our indebtedness or of assets (excluding cash dividends or distributions from retained earnings).

          Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.


          Dividends. Each preferred share is entitled to cumulative semi-annual dividends of 6% payable semi-annually on the first day of
     and                commencing                2000. Unpaid dividends will
     accumulate and be payable prior to the payment of dividends on our common stock. We will pay dividends in cash or stock, as determined by our board of directors.


          Redemption. Our preferred shares are redeemable at our option after a two year period commencing on the date of this prospectus at our option, on not less than 30 days' written notice to registered holders at the redemption price per share determined below plus accumulated dividends. We may modify the redemption rights. The redemption rights are subject to the adjustments for recapitalization and stock splits.


                        IF REDEEMED
                      DURING 12 MONTHS                        REDEMPTION
                       PERIOD ENDING                            PRICE
------------------------------------------------------------  ----------
2002........................................................     103.0%
2003........................................................     102.0%
2004........................................................     102.0%
2005........................................................     101.5%
2006........................................................     101.0%


          Voting rights. Preferred shares are not entitled to voting rights, except as required by the Florida Business Corporation Act.

          Preference on liquidation.  Preferred shares will be entitled to a
     preference on liquidation equal to $          per share, plus accumulated
     unpaid dividends.

          No sinking fund. We are not required to provide for the retirement or redemption of our preferred shares through the operation of a sinking fund.

COMMON STOCK PURCHASE WARRANTS


     We have outstanding 1,610,000 common stock purchase warrants and we are offering an additional 1,600,000 common stock purchase warrants as part of our units offered in this prospectus. Each warrant entitles the holder to purchase until August 2, 2003, one share of our class A common stock at an exercise price of $4.00. These warrants were originally exercisable at $6.00. However, effective June 23, 2000, under a resolution by our board of directors, the exercise price of these warrants have been reduced to $4.00. The warrants we are offering will be identical to our currently outstanding common stock purchase warrants expiring on August 2, 2003.


     The warrants outstanding prior to this offering are subject to redemption at any time and the warrants we are now offering are subject to redemption at any time six months after the date of this prospectus. To redeem any warrant we must provide 30 days written notice. All warrants are redeemable at $.25 per warrant provided that the closing sale price, or if none, the closing bid price of the common stock is $7.00 per share for thirty consecutive trading days. Holders of warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.


     The warrants will be issued in registered form pursuant to warrant agreement between us and Werbel-Roth Securities, Inc., dated as of the effective date of this offering. This discussion of certain terms and provisions of the warrants is qualified in its entirety by reference to the warrant agreement.

     Each of the warrants entitles the registered holder to purchase one share of class A common stock. The warrants are exercisable at a price of $4.00. This exercise price has been arbitrarily determined by us and the representative. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of class A common stock or other securities deliverable upon the exercise of the warrants in the event of:


     - stock dividend;

     - stock split;

     - reclassification;

     - reorganization; and

     - consolidation or merger.

     The warrants we are offering as part of our units and our outstanding warrants expire on August 2, 2003.

     Warrant holders do not have any voting or any other rights as our shareholders. The warrants we are presently offering will not be redeemable for a period of six months following our effective date. At this time we may redeem the warrants for $0.25 per warrant on not less than thirty days prior written notice, subject to exercise by the warrant holder. We may only redeem our warrants if the closing bid price for our class A common stock has been at least $7.00 per share for thirty consecutive trading days.

     If we exercise our rights to redeem warrants, our warrants may still be exercised by their holder until the close of business on the day immediately preceding the date fixed for redemption. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and its holder will be entitled only to the redemption price. We may not redeem the warrants at any time that a current registration statement under the Act covering the shares of class A common stock issuable upon exercise of the warrants is not then in effect. Additionally, the issuance of these shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, we will file a new registration statement with the Securities and Exchange Commission with respect to the securities underlying the warrants prior to the exercise of these warrants and will deliver a prospectus with respect to such securities to all warrant holders.


     The warrants contain provisions that protect warrant holders against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. No adjustment exists for the issuance of shares of common stock, among other circumstances, upon exercise of any warrants or options granted under any stock option plan. We are not required to issue fractional shares. The holder of a warrant does not possess any rights as a stockholder unless he exercises his warrant and obtains common stock. The warrants have been issued in
registered form under a warrant agreement dated             , between us and
Computershare Trust Company, Inc., as warrant agent. The shares of class A common stock issued upon exercise of a warrant, will be fully paid and non-assessable.


     Our warrants may be exercised upon the surrender of a duly completed warrant certificate on or prior to its expiration, accompanied by cash or certified bank check for the exercise price.

     Our warrants issued under our initial public offering are traded on the Nasdaq SmallCap Market under the symbol UNSRW.

CERTAIN FLORIDA LEGISLATION


     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The provisions of the Florida Control Share Act provide that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of the board of directors or a majority of a corporation's disinterested shareholders. The provisions of the Florida Control Share Act apply to us. The provisions of the Florida Affiliated Transactions Act do not apply to us because we have opted out of the act. Our articles of incorporation and bylaws also authorize us to indemnify our directors, officers, employees and agents. In addition, our articles of incorporation and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors breach their fiduciary duties and such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS, AND THE FRANCHISE AGREEMENT.

     Certain provisions of our articles of incorporation and bylaws of franchise agreement described below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. Such provisions could result in our company being less attractive to a potential acquiror or in shareholders receiving less for their shares in the event of a take-over attempt.

  Class B common stock


     Holders of our class B common stock are entitled to ten votes for each share of class B common stock held. Ricardo Vilensky owns directly or indirectly, all outstanding shares of class B common stock. Upon the effective date, Ricardo Vilensky will own or control, directly or indirectly, approximately 36% of our common stock and will have the right to cast 82% of the votes. Our class B common stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in our control.


  Preferred shares

     Our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the rights of the holders of our common and series A preferred stock. Additional preferred stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in our control.

  Special meeting of shareholders

     Our articles of incorporation and bylaws provide that special meetings of our shareholders may be called only by a majority of the board of directors, our chief executive officer or holders of not less than ten percent of our outstanding voting stock.

  KFC franchise agreement

     Pursuant to franchise agreement, Tricon's consent is required for certain transfers or issuances of our equity securities or the transfer or issuance to third parties of any class B common stock owned or controlled, directly or indirectly, by Mr. Vilensky. Additionally, transfers that result in a change of our control in connection with a public tender offer require Tricon's consent. If Tricon's consent is not obtained in connection with these transactions including in connection with a public offering, Tricon could terminate our franchise agreement.


     Pursuant to the franchise agreement, unless Tricon approves otherwise, at all times Mr. Vilensky must maintain a majority voting interest in our company. Any transactions which reduce Mr. Vilensky's ownership interest without Tricon's approval could terminate our franchise agreement and the development agreement, including our right to use the KFC concept.



TRANSFER AGENT AND REGISTRAR


     The transfer agent, warrant agent, and registrar for our class A common stock, preferred stock and warrants is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817 (303) 298-5370.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the consummation of this offering, we will have outstanding:


     - 1,435,000 shares of class A common stock outstanding, without giving effect to the exercise of our warrants;



     - an additional 2,147,402 shares of class A common stock issued to Carmel, Kau Kau B y C and Viena in exchange for their interests in Rebrisa;



     - 1,600,000 shares of series A preferred stock outstanding, 1,840,000 shares if the over-allotment option is exercised in full; and


     - 1,400,000 shares of class B common stock outstanding.


All of our class B common stock outstanding are restricted securities as the term is defined under the Securities Act. Prior to the consummation of this offering our class A common stock was held by over 300 entities and our class B stock was held by two entities.



     The 1,600,000 shares of series A preferred stock sold in this offering, (1,840,000 shares if the over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act. Any shares purchased by an affiliate, in general, a person who has a control relationship with us, will be subject to the resale limitations of Rule 144 under the Securities Act. An additional 1,600,000 shares of class A common stock have been registered (1,840,000 shares if the over-allotment option is exercised in full) and reserved for issuance upon exercise of our warrants.


     In general, Rule 144 under the Securities Act permits a shareholder who has beneficially owned restricted shares of any class of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding the greater of one percent of the then outstanding shares of any class of common stock or, generally, the average weekly trading volume during the four calendar weeks preceding the sale, assuming compliance with certain reporting requirements of Rule 144. If restricted shares are held for at least two years by a person not affiliated with us, the restricted shares can be sold without any volume limitation. Any sales of shares under Rule 144 may have the effect of putting downward pressure on the price of our securities.


     Any securities issued for a period of twelve months from our effective date (other than those offered in this prospectus), are subject to a 24-month lock-up period. An appropriate legend referring to these restrictions will be marked on the face of the certificates representing these securities. Also, for a period of twelve months from the effective date, our affiliates will not sell or otherwise dispose of any securities without the prior written consent of the representative. The shares issued to B y C are subject to a two year lock-up agreement and the shares issued Viena are subject to a six month lock-up agreement. These agreements will commence on the date of this prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, Werbel-Roth Securities, Inc. have severally agreed to purchase from us and we have agreed to sell to the underwriters, the respective number of units of class A common stock and warrants located opposite their respective names at the public offering price, less the underwriting discounts found on the cover page of this prospectus:



UNDERWRITERS                                                 NUMBER OF UNITS
------------                                                 ---------------
Werbel-Roth Securities, Inc................................

                                                                ---------
          Total............................................     1,600,000
                                                                =========


     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to approval of certain legal matters by counsel to the underwriter and to certain other events. The underwriters are obligated to purchase all units we are offering (other than those covered by the over-allotment option described below), if any such shares are purchased.


     We have been advised by the representative of the underwriters that the underwriters propose initially to offer the units containing shares of preferred stock and warrants to the public at the offering price set forth on the cover page of this prospectus and through members of the NASD. The representative has also advised us that the underwriters may allow a concession, not in excess of
$          per unit, in their discretion, to certain domestic dealers who are members of the NASD and which domestic dealers agree to sell our securities in conformity with the NASD Conduct Rules. Under these rules, no NASD member will receive 10% or more of the net proceeds of this offering. The initial public offering price and concessions will not be changed by the representative until after the offering has been completed.



     At the closing of the sale of our securities that we are offering, we will sell to the representative, representative's warrants, for nominal consideration. These warrants entitle the representative to purchase an aggregate of 160,000 units consisting of one share of series A preferred stock and one warrant similar but not identical to our warrants. The representative's warrants shall be non-exercisable and non-transferable, other than a transfer to affiliates of the representative or members of the selling group for a period of twelve months following the effective date. The representative's warrants and the underlying securities shall contain anti-dilution provisions. The representative's warrants will be exercisable for a period of four years commencing one year following the effective date and, if the representative's warrants are not exercised during such period, they shall, by their own terms, automatically expire. However, at the expiration of our warrants on August 3, 2003, the representative will only be entitled to the preferred stock underlying the representative's warrants.


     The exercise price of each representative warrant shall be:


     - $7.50 per each unit, and



     - after the public warrant expires on August 2, 2003, the exercise price shall remain $7.50 per share,



     which is 150% of the public offering price of our units and the shares of class A common stock underlying our warrants.


     In addition, we have granted to the representative a single demand registration right and unlimited piggy back registration rights with respect to our class A common stock and our warrants underlying the representative's warrants for a period commencing at the beginning of the second year and concluding at the end of the fifth year following the effective date.

     The issuance of such shares to the representative must be registered, qualified or exempt under the laws of the state in which the representative resides. If required, we will file a new registration statement with the

Securities and Exchange Commission with respect to the securities underlying the warrants prior to the exercise of such warrants and will deliver a prospectus with respect to such securities to the representative as required by Section 10(a)(3) of the Securities Act.

     Under Rule 2710(a)(7)(A) of the NASD Conduct Rules, the warrants acquired by the representative will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of this offering, except to officers or partners (not directors) of the representative and members of the selling group and their officers or partners.


     In addition to the above, we have granted to the representative an option exercisable for 45 days from the effective date, to purchase up to an additional 240,000 units at the public offering price, less the underwriting discount set forth on the cover page of this prospectus. The underwriters, or the representative individually at its option, may exercise this option solely to cover over-allotments in the sale of our securities being offered by this prospectus.


     Prior to this offering, there has been no public market for our preferred stock and there can be no assurances that an active public market for our preferred stock will be developed or, if developed, sustained after this offering. The public offering price of our units and the exercise price and terms of our warrants have been arbitrarily determined by negotiations between us and the representative and may bear no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering prices included:

     - an evaluation by our management and the representative of the history of and prospects for the industry in which we compete,

     - an assessment of management,

     - our prospects,

     - trading price of our outstanding class A common stock and warrants,

     - our capital structure, and

     - certain other factors deemed relevant.


     The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the shares of preferred stock and/or warrants will develop after the close of the public offering, or if a public market in fact develops, that such public market will be sustained, or that the shares of preferred stock and warrants can be resold at any time at the initial public offering prices or any other prices.


     We have agreed to pay our underwriters an underwriting discount as a commission of ten percent of the gross proceeds of this offering, including the gross proceeds from the sale of the over-allotment option, if exercised. We have also agreed to reimburse the representative on a non-accountable basis for their expenses in the amount of three percent of the gross proceeds of this offering, including proceeds from any securities purchased under the over-allotment option. The representative's expenses in excess of the non-accountable expense allowance will be paid by the representative. To the extent that the expenses of the representative are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the representative.

     We have agreed to indemnify the underwriters against any costs or liabilities incurred by the representative by reasons of misstatements or omissions to state material facts in connection with statements made in the registration statement or the prospectus. The representative has, in turn agreed to indemnify us against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the prospectus, based on information relating to the representative and furnished in writing by the representative. To the extent that this indemnification may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

     The representative of the underwriters shall have the right to designate of a member of the board of directors, or at the representative's option, to designate one individual to attend the meetings of our board of directors for a period of three years after the effective date.

     The foregoing is a summary of the principal terms of the agreement described above and does not purport to be complete. Reference is made to the underwriting agreement which is filed as an exhibit to the registration statement.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock and warrants, including stabilizing transactions in accordance with Rule 104 of Regulation M. Under Regulation M persons may bid for or purchase of common stock for the purpose of stabilizing its market price.

                                 LEGAL MATTERS


     Our legal matters in connection with our offering of the preferred stock and the warrants will be passed upon by Atlas Pearlman, P.A., Fort Lauderdale, Florida. Atlas Pearlman owns 5,000 shares of our class A common stock. We are being represented as to matters of Chilean law by the law firm of Abud, Vivanco and Vergara. Certain legal matters will be passed upon for the underwriters by Dreier & Baritz LLP, Boca Raton, Florida.


                                    EXPERTS


     Our balance sheets as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows included in this prospectus have been included in reliance upon the report of Spear, Safer, Harmon & Co., P.A., independent accountants, given on their authority as experts in auditing and accounting. The balance sheets of Rebrisa as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for Rebrisa for the years then ended, included in this prospectus, have been audited by Berkovits, Lago & Company, LLP, independent auditors, as set forth in their report found elsewhere in this prospectus.


                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement in Washington, D.C., on Form SB-2 under the Securities Act, with respect to the securities we are offering. We also file quarterly and annual reports with the Securities and Exchange Commission. This prospectus does not contain all the information found in our registration statement and its exhibits. For further information about us and the securities we offer, reference is made to our registration statement and to the exhibits filed. The statements contained in this prospectus as to the contents of any contract or other document identified as exhibits in this prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the registration statement, each statement being qualified in any and all respects by reference.


     The registration statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. found above or by calling the Securities and Exchange Commission at 1-800-SEC-0330 upon payment of prescribed fees. Additionally, the Securities and Exchange Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission and the address of the site is (http://www.sec.gov).


     We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                             UNISERVICE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                  AND PRO FORMA COMBINED FINANCIAL INFORMATION



                                                                 PAGE
                                                                 ----
UNISERVICE CORPORATION
Independent Auditors' Report................................          F-2
Consolidated Balance Sheets.................................          F-3
Consolidated Statements of Income...........................          F-4
Consolidated Statements of Stockholders' Equity.............          F-5
Consolidated Statements of Cash Flows.......................          F-6

REBRISA S.A.
Independent Auditors' Report................................         F-19
Consolidated Balance Sheets.................................         F-20
Consolidated Statements of Operations.......................         F-21
Consolidated Statements of Stockholders' Equity.............         F-22
Consolidated Statements of Cash Flows.......................         F-23

PRO FORMA COMBINED FINANCIAL INFORMATION....................          P-1

                             UNISERVICE CORPORATION

                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                             UNISERVICE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Balance Sheet..................................  F-3
Consolidated Statements of Income...........................  F-4
Consolidated Statements of Stockholders' Equity.............  F-5
Consolidated Statements of Cash Flows.......................  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Uniservice Corporation and Subsidiary
Boca Raton, Florida

     We have audited the accompanying consolidated balance sheet of Uniservice Corporation and Subsidiary (the "Company") as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Uniservice Corporation and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

SPEAR, SAFER, HARMON & CO.

Miami, Florida
February 18, 2000

                     UNISERVICE CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                              JUNE 30, 2000   DECEMBER 31, 1999
                                                              -------------   -----------------
                                                               (UNAUDITED)
                                            ASSETS
Current Assets:
  Cash and cash equivalents.................................   $   378,950       $   522,497
  Accounts receivable, net..................................       146,335           235,259
  Due from related parties..................................       347,607           416,436
  Other receivables.........................................       348,679           553,464
  Inventory.................................................       487,486           581,935
  Income taxes receivable...................................        54,398           124,006
  Other current assets......................................       172,300           146,928
                                                               -----------       -----------
          Total Current Assets..............................     1,935,755         2,580,525
Property and Equipment, net.................................     9,019,647         9,098,890
Intangibles, net............................................       204,246           264,193
Long-term receivable........................................       132,000           332,000
Long-term prepaid contract..................................       247,907           265,409
Deposits....................................................       413,700           411,452
                                                               -----------       -----------
                                                               $11,953,255       $12,952,469
                                                               ===========       ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses.....................   $ 1,428,047       $ 1,545,223
  Lines-of-credit...........................................       654,394           730,837
  Current maturities of long-term debt......................       131,437           131,437
  Current portion of capital lease obligations..............       177,270           148,601
  Deferred revenue..........................................       195,144           195,144
                                                               -----------       -----------
          Total Current Liabilities.........................     2,586,292         2,751,242
                                                               -----------       -----------
Long-Term Liabilities:
  Long-term debt............................................       565,024           503,691
  Capital lease obligations, excluding current portion......       412,039           490,309
  Deferred revenue, excluding current portion...............     1,069,865         1,170,865
                                                               -----------       -----------
          Total Long-Term Liabilities.......................     2,046,928         2,164,865
                                                               -----------       -----------
Stockholders' Equity:
  Class A -- common stock...................................           143               143
  Class B -- common stock...................................           140               140
  Preferred stock...........................................            --                --
  Additional paid-in capital................................     8,707,157         8,707,157
  Retained earnings.........................................     1,036,406         1,371,750
  Cumulative translation adjustment.........................    (2,423,811)       (2,042,828)
                                                               -----------       -----------
          Total Stockholders' Equity........................     7,320,035         8,036,362
                                                               -----------       -----------
                                                               $11,953,255       $12,952,469
                                                               ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     UNISERVICE CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                    SIX MONTHS ENDED               YEAR ENDED
                                                        JUNE 30,                  DECEMBER 31,
                                                -------------------------   -------------------------
                                                   2000          1999          1999          1998
                                                -----------   -----------   -----------   -----------
                                                (UNAUDITED)   (UNAUDITED)
Revenues......................................  $5,936,361    $6,430,369    $12,893,382   $13,415,518
Cost of Operations............................   2,255,590     2,665,425      5,260,250     4,988,852
                                                ----------    ----------    -----------   -----------
Gross Profit..................................   3,680,771     3,764,944      7,633,132     8,426,666
                                                ----------    ----------    -----------   -----------
Selling and Administrative Expenses:
  Payroll and employee benefits...............   1,480,406     1,289,385      2,693,160     3,089,405
  Occupancy...................................     952,674       996,406      1,765,306     1,677,986
  Other selling and administrative............   1,657,545     1,516,222      3,372,953     2,936,985
                                                ----------    ----------    -----------   -----------
                                                 4,090,625     3,802,013      7,831,419     7,704,376
                                                ----------    ----------    -----------   -----------
(Loss) Income from Operations.................    (409,854)      (37,069)      (198,287)      722,290
                                                ----------    ----------    -----------   -----------
Other Income (Expenses):
  Other, net..................................     207,772       219,640        723,519       762,010
  Interest expense............................    (133,262)     (120,926)      (385,970)     (344,988)
                                                ----------    ----------    -----------   -----------
                                                    74,510        98,714        337,549       417,022
                                                ----------    ----------    -----------   -----------
          Net (Loss) Income...................  $ (335,344)   $   61,645    $   139,262   $ 1,139,312
                                                ==========    ==========    ===========   ===========
          Net Income Per Common Share.........  $    (0.12)   $     0.02    $      0.05   $      0.57
                                                ==========    ==========    ===========   ===========
Weighted Average Common Shares Outstanding....   2,831,250     2,713,333      2,830,000     2,005,833
                                                ==========    ==========    ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     UNISERVICE CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                       CLASS A   CLASS B   ADDITIONAL                 CUMULATIVE        TOTAL
                                                       COMMON    COMMON     PAID-IN      RETAINED    TRANSLATION    STOCKHOLDERS'
                                                        STOCK     STOCK     CAPITAL      EARNINGS     ADJUSTMENT       EQUITY
                                                       -------   -------   ----------   ----------   ------------   -------------
Balance at December 31, 1997.........................   $ --      $140     $3,287,762   $   93,176   $  (205,519)    $3,175,559
  Issuance of Class A common stock from public
    offering, net....................................    140        --      5,325,648           --            --      5,325,788
  Issuance of Class A common stock for bridge
    financing........................................      3        --         67,497           --            --         67,500
  Over allotment of warrants.........................     --        --         26,250           --            --         26,250
  Net income.........................................     --        --             --    1,139,312            --      1,139,312
  Translation adjustment.............................     --        --             --           --      (854,946)      (854,946)
                                                        ----      ----     ----------   ----------   -----------     ----------
Balance at December 31, 1998.........................    143       140      8,707,157    1,232,488    (1,060,465)     8,879,463
  Net income.........................................     --        --             --      139,262            --        139,262
  Translation adjustment.............................     --        --             --           --      (982,363)      (982,363)
                                                        ----      ----     ----------   ----------   -----------     ----------
Balance at December 31, 1999.........................    143       140      8,707,157    1,371,750    (2,042,828)     8,036,362
  Net loss (unaudited)...............................     --        --             --     (335,344)           --       (335,344)
  Translation adjustment (unaudited).................     --        --             --           --      (380,983)      (380,983)
                                                        ----      ----     ----------   ----------   -----------     ----------
Balance at June 30, 2000 (Unaudited).................   $143      $140     $8,707,157   $1,036,406   $(2,423,811)    $7,320,035
                                                        ====      ====     ==========   ==========   ===========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     UNISERVICE CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              SIX MONTHS ENDED              YEAR ENDED
                                                                  JUNE 30,                 DECEMBER 31,
                                                          -------------------------   -----------------------
                                                             2000          1999          1999         1998
                                                          -----------   -----------   ----------   ----------
                                                          (UNAUDITED)   (UNAUDITED)
Cash Flows from Operating Activities:
  Net (loss) income.....................................   $(335,344)   $    61,645   $  139,262   $1,139,312
  Adjustments to reconcile net income to net cash
    provided by
  (used in) operating activities:
    Depreciation and amortization.......................     183,640        310,855      240,944      635,501
    Translation adjustment..............................    (380,983)      (368,628)    (982,363)    (854,946)
    Changes in assets and liabilities:
      (Increase) decrease in:
         Accounts receivable, net.......................      88,924         16,676     (130,198)     268,885
         Deferred revenue receivable....................          --             --     (332,000)          --
         Long-term prepaid contract.....................          --             --     (214,992)          --
         Other receivables..............................     404,785        (72,151)    (344,525)    (323,616)
         Inventory......................................      94,449       (166,229)    (151,574)      85,202
         Income taxes receivable........................      69,608        (58,101)      31,748      (10,319)
         Other current assets...........................     (25,372)       103,562      (89,719)    (121,924)
         Intangibles....................................      59,947         14,210      (78,712)       9,733
         Prepaid expenses...............................      17,502       (421,222)
         Deposits.......................................      (2,249)        31,883       33,980       27,828
      Increase (decrease) in:
         Accounts payable and accrued expenses..........    (117,176)       462,112      358,149   (1,121,334)
         Deferred revenue...............................    (101,000)       (68,748)   1,277,120     (150,446)
                                                           ---------    -----------   ----------   ----------
           Net Cash Used in Operating Activities........     (43,269)      (154,136)    (242,880)    (416,124)
                                                           ---------    -----------   ----------   ----------
Cash Flows from Investing Activities:
  Acquisition of property and equipment.................    (104,396)      (713,817)    (855,465)  (1,636,245)
                                                           =========    ===========   ==========   ==========
Cash Flows from Financing Activities:
  Repayments of note payable to banks...................   $      --    $        --   $       --   $  (70,206)
  Net proceeds (repayment) of lines-of-credit...........     (76,443)       333,226      636,515       13,205
  Net payments to related parties.......................      68,829       (134,112)    (296,398)    (421,261)
  Repayments on capital lease obligations...............     (49,601)      (446,476)    (885,888)    (385,606)
  Net proceeds from public offering.....................          --             --           --    6,483,750
  Payment of offering costs.............................          --             --      (86,694)    (945,901)
  Proceeds from bridge loan.............................          --             --           --      150,000
  Repayment of bridge loan..............................          --             --           --     (150,000)
  Proceeds (repayment) of long-term debt................      61,333             --      635,128   (1,650,982)
                                                           ---------    -----------   ----------   ----------
           Net Cash Provided by Financing Activities....       4,118       (247,362)       2,663    3,022,999
                                                           ---------    -----------   ----------   ----------
(Decrease) Increase in Cash and Cash Equivalents........    (143,547)    (1,115,315)  (1,095,682)     970,630
Cash and Cash Equivalents -- Beginning of Year..........     522,497      1,618,179    1,618,179      647,549
                                                           ---------    -----------   ----------   ----------
Cash and Cash Equivalents -- End of Year................   $ 378,950    $   502,864   $  522,497   $1,618,179
                                                           =========    ===========   ==========   ==========
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest................   $ 133,262    $   120,926   $  388,764   $  529,503
  Cash paid during the year for income taxes............          --             --       52,605      115,370
Supplemental Disclosure of Non-Cash Financing
  Activities:
  Acquisition of property and equipment subject to
    capital lease.......................................          --             --           --      855,474
  Capital leases reclassified to property, plant and
    equipment...........................................          --             --      816,524      557,547

     The accompanying notes are an integral part of these consolidated financial statements.

                     UNISERVICE CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation and Basis of Presentation. The consolidated financial statements include Uniservice Corporation, a Florida corporation and its 99.97% owned subsidiary, Kentucky Foods Chile, S.A. ("KyF Chile") (collectively, the "Company"). KyF Chile is in the fast food service business and presently operates 36 restaurants in the Santiago, Chile area pursuant to its international franchise agreement with Kentucky Fried Chicken International Holdings ("KFCIH").

     In August 1998, immediately after the closing of the initial public offering, two stock purchase agreements were transacted. This was done in order to comply with Chilean law and the requirements of the Chilean Central Bank for foreign investments. Uniservice 1) purchased Inversiones e Inmobiliaria Kyoto, S.A.'s ("Kyoto") 99.97% interest in KyF Chile, S.A. for $2.2 million and 2) sold 1,399,000 shares of Class B common stock to Kyoto for $2.2 million.

     The substance of this transaction was an exchange of shares between Uniservice and Kyoto, which was accounted for by the pooling of interests method. Accordingly, the consolidated financial statements for the periods presented were prepared assuming the acquisition and the sale of shares by the Company took place on January 1, 1997 and that the Company was incorporated on that date.

     Functional Currency. The financial statements have been translated in accordance with the provisions set forth in Statement of Financial Accounting Standards No. 52, from Chilean pesos (the functional currency) into US dollars (the reporting currency). The exchange rate used at December 31, 1999 was 527.70 pesos to U.S. $1.00. The weighted average exchange rate used in December 31, 1999 and 1998, respectively was 515.08 pesos to U.S. $1.00 and 465.25 pesos to U.S. $1.00.

     Revenue Recognition. Revenue is recognized at the point of sale of goods to its customers on a daily basis.

     Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less. The Company places its cash with high credit quality financial institutions and, at times, maintain balances in excess of insured limits.

     Fair Values of Financial Instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The fair value of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate their carrying amounts at December 31, 1999.

     Accounts Receivable. In Chile, it is customary to offer various sorts of coupons and coupon books to other corporations who provide meal services to their employees, as well as, for bonuses to its customers. The company bills the various corporations, on a monthly basis, for coupons redeemed and recognizes income, accordingly. Approximately 6% and 8%, respectively, of revenues generated in 1999 and 1998 originated from these coupon books. Included in accounts receivable are amounts due from the various corporations in connection with coupon redemptions. Historically, the Company has had very few non-remittances on its billings. As a result, the Company has provided an allowance for doubtful accounts of approximately $14,000 as of December 31, 1999. Concentrations of credit risk with respect to accounts receivables are reduced due to the large amount of customers, and the strict local credit laws in Chile.

     Inventory. Inventory consists primarily of fresh chicken, produce and restaurant supplies and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     Offering Costs. Offering costs representing legal, accounting, and underwriting fees incurred in connection with the public offering of the Company's shares are charged against paid in capital. Offering costs amounted to approximately $1,849,000.

                     UNISERVICE CORPORATION AND SUBSIDIARY

     Property and Equipment. Property and equipment are recorded at cost. Depreciation is provided on a straight-line method based on the estimated useful life of the asset ranging from three to twenty years.

     Income Taxes. The Company was not liable for U.S. and Chilean income taxes for the years ended December 31, 1999 and 1998. All earnings were generated by the Chilean subsidiary and no earnings were repatriated to the United States for these reporting periods. No deferred tax assets or liabilities and the related tax provisions with regard to the Chilean operation have been provided for since it is management's position that they represent permanent deferrals. If deferred taxes had been recorded, it would approximate a net deferred tax liability of $183,000 at December 31, 1999.

     Foreign Operations. As the Company operates exclusively in Chile, one must be aware of the potential for both economic and political changes in the business environment, different than that of the United States. The success of the Company depends on the success of the Chilean operations and a stable economic and political environment.

     Earnings Per Common Share. Earnings per common share are based on the weighted average number of shares outstanding of 2,830,000 and 2,005,833, respectively, for the years ended December 31, 1999 and 1998, giving effect to common stock equivalents, none of which existed in the aforementioned periods.

     Comprehensive Income. Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The Statement requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. For the years ended December 31, 1999 and 1998, comprehensive income is equal to net income.

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Statements. The accompanying interim unaudited consolidated financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company as of June 30, 2000 and the consolidated results of its operations and cash flows for the six months ended June 30, 2000 and 1999 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

     Year 2000 Compliance. The Company is currently not aware of any Year 2000 problems in any of its systems or services. Through February 2000, the Company's operations were fully functioning and have not experienced any significant issues associated with the Year 2000 transition.

     The Company does not anticipate future significant business interruptions. The success to date of the Company's Year 2000 efforts cannot guarantee that a Year 2000 problem regarding its systems and those affecting third parties upon which the Company relies will not become apparent in the future.

     Recent Pronouncements. In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 "Employers' Disclosures About Pensions and other Postretirement Benefits, an amendment of FASB Statements No. 87, 88 and 106" which is effective for fiscal years beginning after December 15, 1997. SFAS No. 132 revises only the employers' disclosures about pension

                     UNISERVICE CORPORATION AND SUBSIDIARY
and other postretirement benefit plans; it does not change the measurement or recognition of such plans. Since the Company does not have such plans, there is no impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 132.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal periods beginning after June 15, 2000. The Company does not expect a material impact upon its financial reporting or presentation due to the adoption of SFAS No. 133.

     In October 1998, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 134 "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" which is effective for the first fiscal quarter beginning after December 15, 1998. There is no impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 134.

     In February 1999, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 135 "Recission of FASB Statement No. 75 and Technical Corrections" which is effective for financial statements issued after February 15, 1999. There is no impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 135.

NOTE 2.  OTHER RECEIVABLES

     Other receivables consist of the following at December 31, 1999:

Due from ECUSA (see Note 11)................................  $300,000
Advances to vendors.........................................   109,000
Employee loans..............................................    97,000
Travel and other sundry advances............................    14,500
Other.......................................................    32,964
                                                              --------
                                                              $553,464
                                                              ========

NOTE 3.  INCOME TAXES

     In Chile, the Company is subject to income taxes at a statutory rate of 15% of taxable income, as defined. For the years ended December 31, 1999 and 1998, the Company had no taxable income, due to various credits and incentives provided by the government of Chile. Therefore, no provision for income taxes were made. In addition, the Company made estimated income tax payments during those years and is due a refund.

     The following is a reconciliation of the statutory tax rates:

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1999    1998
                                                              -----   -----
Statutory tax rate..........................................    15%     15%
Credits and incentives from government......................   (15)    (15)
                                                               ---     ---
Effective tax rate..........................................     0%      0%
                                                               ===     ===

     As mentioned above, while the Company has incurred no income taxes for the years ended December 31, 1999 and 1998, it has made monthly estimated tax payments which coupled with the aforementioned credits

                     UNISERVICE CORPORATION AND SUBSIDIARY
has yielded income tax recoverables. Following are the components of the income tax receivable balance at December 31, 1999:

Balance at beginning of year................................  $ 155,754
Payments of estimated income taxes..........................     52,605
Refunds received............................................   (155,754)
Other, net..................................................     86,485
                                                              ---------
                                                              $ 124,006
                                                              =========

NOTE 4.  OTHER CURRENT ASSETS

     Other current assets consist of the following at December 31, 1999:

Prepaid expenses............................................  $100,000
Short-term prepaid contract.................................    35,000
Other.......................................................    11,928
                                                              --------
                                                              $146,298
                                                              ========

NOTE 5.  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net at December 31, 1999 consists of the following:

Furniture and stores fixtures and installations.............  $ 8,029,000
Office equipment and machinery..............................    2,583,000
Capital leases..............................................      907,000
Other.......................................................      286,057
                                                              -----------
                                                               11,805,057
Less accumulated depreciation and amortization..............   (2,706,167)
                                                              -----------
                                                              $ 9,098,890
                                                              ===========

     Depreciation and amortization expense approximated $241,000 and $686,000 for the years ended December 31, 1999 and 1998, respectively.

     Change in Accounting Estimate -- During 1999, the Company changed its estimated useful life on the stores' furniture, fixtures, installations, equipment and machinery. The change increased 1999 net income by approximately $396,000 or $0.14 per share. The change was made to better reflect the estimated useful life of these assets used in the stores and to be consistent with similar prevalent restaurant industry in Chile.

NOTE 6.  INTANGIBLES, NET

     Intangibles, net consist of the following at December 31, 1999:

Offering costs (Note 17)....................................  $ 87,000
Goodwill....................................................    92,000
Franchisee fees, other rights, trademarks and patents.......   124,614
                                                              --------
                                                               303,614
Less accumulated amortization...............................   (39,421)
                                                              --------
                                                              $264,193
                                                              ========

Intangibles, except for offering costs, are being amortized using the straight-line method. Goodwill is being amortized over a period of 40 years and trademarks, licenses and other are being amortized over a period of

                     UNISERVICE CORPORATION AND SUBSIDIARY

17 years. For the years ended December 31, 1999 and 1998, amortization expense amounted to approximately $5,000 and $31,000, respectively.

NOTE 7.  DEPOSITS

     KyF Chile conducts its operations in leased facilities which require security deposits based on the square footage, location, and term of each lease (see Note 15). The balance of the security deposits at December 31, 1999 amounted to approximately $411,000.

NOTE 8.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31, 1999:

Vendors.....................................................  $1,043,000
Sales tax...................................................      54,000
Salaries and other employee benefits........................     271,000
Royalties...................................................     123,000
Other.......................................................      54,223
                                                              ----------
                                                              $1,545,223
                                                              ==========

NOTE 9.  LINES-OF-CREDIT AND LONG-TERM DEBT

LINES OF CREDIT

     The Company has lines-of-credit with several Chilean banks with monthly semiannual and annual maturity dates. The lines-of-credit bear interest at rates ranging from 11% to 23% per annum and are collateralized by a personal guarantee from a stockholder and certain assets of the Company. As of December 31, 1999, approximately $750,000 was available to the Company in Chilean Pesos and UF. The UF (Unidad de Fomento, Incremental Unit) is an indexed unit of account expressed in pesos and adjusted according to inflation (CPI). At December 31, 1999 one U.F. was equivalent to 15,066.96 Chilean pesos.

     Interest rates on all of these flexible rate loans are based on the Asociacion de Bancos y Entidades Financieras, (T.A.B.) rate, which represents a daily average of the interest paid by banks on its deposits. The rate is then adjusted upwards approximately 1.5% for the banks profit, and then an additional 1.0% - 1.7% reflecting the risk the banks' perceive exists on the individual loans. There are no covenants or restrictions imposed on the aforementioned obligations with any of the banks involved.

     The weighted average interest rate was 9.0% and 8.03% for the years ended December 31, 1999 and 1998, respectively.

LONG-TERM DEBT

     Long-term debt consisted of the following:

Loan payable -- bank; effective interest rate of 7% at
  December 31, 1999 due in 96 equal monthly installments of
  approximately $11,000, matures July 2007, guaranteed by
  real estate in Chile owned by a related party.............  $  635,128
Less current maturities.....................................    (131,437)
                                                              ----------
                                                              $  503,691
                                                              ==========

                     UNISERVICE CORPORATION AND SUBSIDIARY

     Aggregate maturities of long-term debt for the years subsequent to December 31, 1999 are as follows:

2000........................................................  $131,000
2001........................................................   131,000
2002........................................................   131,000
2003........................................................   131,000
Thereafter..................................................   111,000
                                                              --------
                                                              $635,000
                                                              ========

     Interest expense approximated $389,000 and $345,000 in 1999 and 1998, respectively.

NOTE 10.  CAPITAL LEASE OBLIGATIONS

     KyF Chile leases various equipment under capital leases. The capital leases in effect as of December 31, 1999, are scheduled to expire between the years 2000 and 2007. At the expiration of the lease terms, KyF Chile may exercise options to purchase the equipment at a bargain purchase price. During 1999, the Company purchased approximately $886,000 of equipment under capital lease by paying off the balances of related capital leases. As of December 31, 1999, the gross amount of assets recorded under capital leases approximated $907,000. Amortization is computed by the straight-line method and has been included in depreciation. Accumulated amortization relating to those assets approximated $58,000 as of December 31, 1999.

     Future minimum lease payments under non-cancelable lease agreements with third parties are as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
2000........................................................  $ 180,000
2001........................................................    179,000
2002........................................................     92,000
2003........................................................     84,000
2004........................................................     78,000
Thereafter..................................................    350,760
                                                              ---------
                                                                963,760
Less: Amount representing interest..........................   (325,850)
                                                              ---------
                                                                638,910
Less: Current portion.......................................   (148,601)
                                                              ---------
Long-term portion...........................................  $ 490,309
                                                              =========

NOTE 11.  DEFERRED REVENUE

     In August 1994, KyF Chile entered into an agreement with ECUSA (the Chilean bottling company representing PepsiCo) requiring the exclusive use of Pepsi products in the Company's restaurants for five years. In exchange for executing the exclusivity agreement, KyF Chile received approximately $780,000, net of taxes, which was record as deferred revenue and amortized as income over the five-year period. For the years ended December 31, 1999 and 1998, KyF Chile recognized approximately $83,000 and $136,000, respectively, of the deferred revenue.

     In September 1999, the Company entered into a new agreement with ECUSA, which contains similar terms as the previous agreement with respect to the use of Pepsi products in the Company's stores. In exchange for committing to continue its exclusive use of Pepsi products, the Company received net of tax approximately $800,000, at the signing of the contract and a payment of $300,000 on January 15, 2000. The Company will receive an additional payment of $200,000 on January 15, 2001, net of tax. In addition to the

                     UNISERVICE CORPORATION AND SUBSIDIARY
above, ECUSA has agreed to pay, on a monthly basis, other certain payments amounting to $132,000 over the life of the contract. The Company recorded $1,432,000 in deferred revenue for the cash and other certain future payments per the terms of the contract and plans to amortize this amount as income over the term of the contract, seven-years.

     In addition, the contract grants the Company significant purchase discounts on Pepsi products to the Company. ECUSA has also agreed to pay the Company, on a monthly basis, a marketing allowance based on the amount purchased and to provide the Company with certain equipment and signage and to fund miscellaneous promotional expenses. Since future purchases can only be estimated, discounts and the marketing allowances earned will be recorded as they are granted.

     The contract expires December 31, 2006. As of December 31, 1999 deferred revenue on the new agreement amounted to $1,366,009 and the Company recognized approximately $60,000 as other income.

NOTE 12.  STOCKHOLDERS' EQUITY

     The Company is currently authorized to issue 20,000,000 shares of Class A non-voting common stock, which has one vote per share, 2,000,000 shares of Class B voting common stock, which has ten votes per share, 8,000,000 shares of undesignated common stock and 5,000,000 shares of preferred stock all at $.0001 per share par value.

     Uniservice incorporated in November 1997 and issued 1,400,000 shares of Class B common stock at that time.

     In 1998, the Company entered into a bridge loan in the amount of $150,000 with an investor, which was used for short-term operations. In consideration for the bridge loan, the investor received 30,000 shares of Class A common stock.

     In addition, as part of its initial public offering in 1998, the Company issued 1,400,000 shares of Class A common stock and 1,610,000 warrants to the public. This increased the outstanding shares of Class A common stock to 1,430,000 shares.

     As of December 31, 1999, the Company had 1,430,000 shares of Class A common stock and 1,400,000 shares of Class B common stock issued and outstanding. The Company currently has a total of 2,830,000 shares outstanding, without giving effect to the exercise of the warrants.

NOTE 13.  OTHER INCOME

     Other, net consist of the following at December 31:

                                                                1999       1998
                                                              --------   --------
Exclusivity income..........................................  $143,000   $136,000
Incentive fee...............................................   540,000    591,000
Other.......................................................    40,519     35,010
                                                              --------   --------
                                                              $723,519   $762,010
                                                              ========   ========

NOTE 14.  RELATED PARTY TRANSACTIONS

     In April 1997, KyF Chile sold its new office facility to a party with principal shareholders in common with the Company. In consideration for the approximate price of $568,000, KyF Chile issued a promissory note for the total amount due, which was later transferred to Kyoto as part of various loans due to Kyoto from KyF Chile. In May 1997, KyF Chile entered into a ten-year lease agreement for the facility at a monthly rate of $9,050 plus common area maintenance and general expenses of $1,100 per month.

                     UNISERVICE CORPORATION AND SUBSIDIARY

     In addition, the Company received advances for $679,095 from Kyoto bearing interest rates of 7.8% and 9% per annum. A portion of the proceeds from the closing of the initial public offering was used to repay Kyoto during 1998.

     In August 1998, the Company entered into a two-year lease agreement with a company owned by a shareholder and director of the Company for rental space of its Florida office. Rent charged for the office amounted to annual payments of $10,000. Simultaneously, the Company entered into a ten-year agreement with the related company for $35,000 annually to provide certain services to the Company including acting as the U.S. liaison for the Company.

NOTE 15.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS

     KyF Chile conducts its operations in facilities, which are leased under terms ranging from six to 20 years expiring between the years 2006 and 2020. Most leases provide for one or more options to renew for at least one additional term. In addition to a minimum monthly base rent, some of the leases provide for additional rents, which are calculated on a percentage of gross sales over a base sales amount. Total rent expense for the years ended December 31, 1999 and 1998 was approximately $1,765,000 and $1,678,000, respectively.

     Approximate future minimum obligations over the primary terms of KyF Chile's long-term leases as of December 31, 1999 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................  $ 1,523,000
2001........................................................    1,343,000
2002........................................................    1,092,000
2003........................................................      974,000
2004........................................................      993,000
Thereafter..................................................    4,902,000
                                                              -----------
          Total Minimum Lease Payments Required.............  $10,827,000
                                                              ===========

FRANCHISE AGREEMENT

     KyF Chile entered into a franchise agreement with KFCIH to use the trademark, service mark and trade name Kentucky Fried Chicken.

     Under the franchise agreement, Ricardo Vilensky, the Company's CEO, President, and Chairman, is to retain voting control of KyF Chile and a minimum of 30% ownership of the Company at all times. Mr. Vilensky is permitted under the agreement to sell up to the lesser of (a) 10% of the outstanding capital stock of the Company or (b) such amount so that Mr. Vilensky's ownership interest will not fall below 30% of the outstanding capital stock. In order for Mr. Vilensky holdings to fall below a 30% interest in the Company, the Company must obtain KFCIH approval. Currently, Mr. Vilensky directly and indirectly owns approximately 51.5% of the Company.

     As a condition of the franchise agreement, the Company is also required to have a "designated operator", which is the person that oversees the management of the day-to-day operations of the Company's restaurants. Currently, the designated operator is Mr. Vilensky. There can be no assurance that the Company will be in a position to meet the criteria required by KFCIH in the event Mr. Vilensky is unable or unwilling to continue as the designated operator and/or controls not less than a 30% ownership interest in the Company.

                     UNISERVICE CORPORATION AND SUBSIDIARY

     The initial franchise term for each restaurant is ten years. All eligible restaurants are currently operating under the initial term of the franchise agreement which expires between December 31, 2003 and December 31, 2017, depending on when a particular restaurant was opened.

     The initial franchise terms are renewable for additional ten year periods, provided that, among other things, (i) the renewal is permitted by local law;
(ii) the Company has corrected any default under the agreement and has not been in material default within the 24 months preceding the renewal request; (iii) the Company complies with annual performance criteria; (iv) the Company requests renewal within 12 to 18 months prior to the expiration of the initial term; (v) the Company agrees to make capital improvements to conform with KFCIH's then current standards and completes the improvements, as agreed; (vi) the Company agrees to relocate any restaurants KFCIH determines cannot be renovated to meet the then current standards; (vii) the Company executes a new franchise agreement if the current form has been modified; (viii) the Company is current in all obligations, monetary or otherwise, to KFCIH; and (ix) the Company pay a renewal fee as agreed upon with KFCIH.

     Pursuant to current KFCIH policies and procedures, KFCIH's approval is required for the development of any new KyF Chile restaurants by the Company and KFCIH's consent to such renewals, acquisitions or development may be withheld in KFCIH's sole discretion.

     The agreement requires a monthly franchise fee of 5% of revenues, as defined, subject to a monthly minimum, which may be set and updated by KFCIH from time to time. The agreement also requires the Company to contribute annually for advertising and promotions not less than 5% of its annual revenues, as defined. Franchise fees totaled approximately $652,000 and $671,000 for the years ended December 31, 1999 and 1998, respectively. Approximately $123,000 of the 1999 franchise fees are payable to KFCIH as of December 31, 1999.

     The Company and KFCIH are negotiating a new franchise agreement, under which, the Company will construct, develop, open and operate additional new KyF Chile restaurants. The new franchise agreement should be consistent with the original franchise agreement, permitting the Company to use, among other things, KFC's proprietary trade names, trademarks, service marks, recipes, and trade dress. The Company is also permitted to sell and promote KFC(R) approved products.

     The Company may be in default of the KFC(R) franchise agreement. Of the 36 restaurants currently in operation, 28 are operating under the franchise agreement, 5 are operating under a temporary license agreement, and 3 of the restaurants are operating without any agreement. KFCIH has prohibited the Company from opening any additional restaurants until a new franchise and development agreement covering the 8 restaurants operating outside the KFC(R) franchise agreement is put in place.

     The Company was served with notice by KFCIH that the opening and operation of the three restaurants without approval may represent a breach of the KFC(R) franchise agreement. In response to KFCIH's notice, the Company paid the initial franchise fees required by KFCIH for the three restaurants subsequent to December 31, 1999.

     Employment Agreements. In 1998, the Company entered into three-year employment agreements with the Company's President and the Company's Chief Financial Officer. Pursuant to the terms and conditions of the employment agreements, the President shall receive an initial annual base salary of $80,000 and the Chief Financial Officer shall receive an initial annual base salary of $60,000. In addition to the base salaries, they are entitled to receive various incentives and other compensation amounting to $190,000 and $50,000 for the President and Chief Financial Officer, respectively. For 1999 and 1998, the President relinquished his rights to all compensation that was due him. This contract is being re-negotiated in 2000.

     Stock Option Plan. In January 1998, the Board of Directors of the Company and a majority of the Company's shareholders adopted a Stock Option Plan (the "Plan"). The Company has reserved an aggregate

                     UNISERVICE CORPORATION AND SUBSIDIARY
of 200,000 shares of Class A common stock for issuance under this Plan. No options have been issued under the Plan.

     Off Balance Sheet. KyF Chile has guaranteed certain obligations for affiliated entities. As of December 31, 1999, these obligations amounted to approximately $150,000.

NOTE 16.  OTHER MATTERS

     The Company completed its initial public offering in August 1998; selling 1,400,000 shares of common stock and 1,610,000 warrants and received approximately $6,483,750 after deducting underwriting discounts. A portion of the proceeds from the public offering was used to reduce long-term debt of approximately $1,651,000; payment of back royalties of approximately $874,000 and repayment of loans to related parties of approximately $680,000. Since the completion of the public offering, the Company has opened 9 new KFC restaurants and is projecting to open another 2 KFC(R) restaurants during 2000. From the proceeds of its public offering, the Company has used approximately $441,000 for construction costs and equipment related to the opening of new restaurants.

NOTE 17.  SUBSEQUENT EVENTS


     Subsequent to year end, the Company is planning to file a secondary public offering, where Series A 6% convertible preferred stock and Class A common stock purchase warrants will be sold to the public. In connection with this offering, the Company has incurred approximately $87,000 in offering costs as of December 31, 1999, which have been capitalized and included in intangibles in the accompanying balance sheet.

                                 REBRISA, S.A.

                                    AND ITS

                                  SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                                    CONTENTS


Accountants' Report.........................................  F-19
Consolidated Balance Sheets.................................  F-20
Consolidated Statements of Operations.......................  F-21
Consolidated Statements of Stockholders' Equity.............  F-22
Consolidated Statements of Cash Flows.......................  F-23
Notes to the Consolidated Financial Statements..............  F-24

                         BERKOVITS, LAGO & COMPANY, LLP

                          CERTIFIED PUBLIC ACCOUNTANTS
                          8211 WEST BROWARD BOULEVARD
                                   SUITE 340
                           PLANTATION, FLORIDA 33324

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Rebrisa, S.A. and its Subsidiaries

     We have audited the accompanying consolidated balance sheets of Rebrisa, S.A. and its Subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rebrisa, S.A. and its Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


Berkovits, Lago & Company, LLP


September 8, 2000

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                     AS OF

                                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                              1999           1998          2000
                                                          ------------   ------------   -----------
                                                                                        (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
Cash and cash equivalents...............................  $ 9,954,303    $ 2,720,631    $ 8,025,977
Accounts receivable.....................................       23,230        571,322        480,411
Other current assets....................................       12,605        329,205        352,146
                                                          -----------    -----------    -----------
          Total current assets..........................    9,990,138      3,621,158      8,858,534
                                                          -----------    -----------    -----------
Property, Plant, and Equipment, net.....................    9,570,020     10,091,201     10,452,699
OTHER ASSETS:
Equity investments......................................    5,147,437     11,437,824      5,926,988
Land held for investment purposes.......................    2,130,105      2,024,611      1,878,638
Goodwill, net...........................................      569,640      2,027,004             --
Other assets............................................       78,735         38,907             --
                                                          -----------    -----------    -----------
          Total other assets............................    7,925,917     15,528,346      7,805,626
                                                          -----------    -----------    -----------
          Total Assets..................................  $27,486,075    $29,240,705    $27,116,859
                                                          ===========    ===========    ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities................  $ 1,150,720    $   975,968    $ 1,102,115
Short term borrowings, banks............................    1,264,863      2,325,958      1,693,626
Current portion of long term obligations................      349,090        416,034         15,143
Income taxes payable....................................      577,260         80,392             --
Deferred taxes..........................................    2,300,968      2,300,968      2,300,968
                                                          -----------    -----------    -----------
          Total current liabilities.....................    5,642,901      6,099,320      5,111,852
                                                          -----------    -----------    -----------
LONG TERM LIABILITIES:
Long term obligations, net of current portion...........    5,058,749      7,078,417      5,120,114
Deferred revenues.......................................    1,170,938      1,256,681      1,187,183
                                                          -----------    -----------    -----------
          Total long term liabilities...................    6,229,687      8,335,098      6,307,297
                                                          -----------    -----------    -----------
STOCKHOLDERS' EQUITY:
Class A common stock, no par value, 2,229,415,811 shares
  issued and outstanding, at December 31, 1999 and
  1998..................................................    6,549,887      6,549,887      6,549,887
Class B common stock , no-par value 573,544,508 shares
  issued and outstanding, at December 31, 1999 and
  1998..................................................    4,095,108      4,095,108      4,095,108
Retained earnings.......................................    9,961,185      7,133,262     10,378,127
Cumulative foreign currency translation.................   (4,992,693)    (2,971,970)    (5,325,412)
                                                          -----------    -----------    -----------
          Total Stockholders' Equity....................   15,613,487     14,806,287     15,697,710
                                                          -----------    -----------    -----------
          Total Liabilities and Stockholders' Equity....  $27,486,075    $29,240,705    $27,116,859
                                                          ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                              YEAR ENDED                     SIX MONTHS ENDED
                                    -------------------------------   -------------------------------
                                     DECEMBER 31,     DECEMBER 31,       JUNE 30,         JUNE 30,
                                         1999             1998             2000             1999
                                    --------------   --------------   --------------   --------------
                                                                                (UNAUDITED)
Net sales.........................  $    1,142,543   $    2,053,525   $      952,063          767,834
Costs of goods sold...............          71,948          522,480          219,551           71,948
                                    --------------   --------------   --------------   --------------
          Gross profit............       1,070,595        1,531,045          732,512          695,886
                                    --------------   --------------   --------------   --------------
OPERATING EXPENSES
General, and administrative
  expenses........................         697,510          816,823          462,954          713,094
Payroll and related expenses......         334,593          256,322          122,762          189,092
Depreciation......................         148,193          153,473           12,630           19,454
Directors fees....................         450,520          328,882               --               --
                                    --------------   --------------   --------------   --------------
          Total operating
            expenses..............       1,630,816        1,555,500          598,346          921,640
                                    --------------   --------------   --------------   --------------
Income (loss) from operations.....        (560,221)         (24,455)         134,166         (225,754)
OTHER INCOME (EXPENSES)
Interest income...................         640,961          596,012          422,257          280,165
Earnings from equity
  investments.....................       1,202,066        1,198,194         (197,702)       1,023,102
Interest expense..................        (676,931)      (1,070,914)        (308,450)        (404,841)
Other income (expense), net.......          12,490          (28,257)         186,787          738,192
                                    --------------   --------------   --------------   --------------
          Total other income......       1,178,586          695,035          102,892        1,636,618
                                    --------------   --------------   --------------   --------------
Income from continuing operations
  before provision for income
  taxes...........................         618,365          670,580          237,058        1,410,864
Provision (benefit) for income
  taxes...........................          97,168               --         (179,884)         732,161
                                    --------------   --------------   --------------   --------------
Income from continuing
  operations......................         521,197          670,580          416,942          678,703
DISCONTINUED OPERATIONS
Earnings from discontinued
  operations of equity investment,
  net.............................         158,398          348,297               --          158,398
Gain on disposal of equity
  investment, net of income taxes
  of $576,000.....................       4,330,188               --               --        4,330,188
                                    --------------   --------------   --------------   --------------
                                         4,488,586          348,297               --        4,488,586
                                    --------------   --------------   --------------   --------------
          Net income..............       5,009,783        1,018,877          416,942        5,167,289
OTHER COMPREHENSIVE INCOME
Foreign currency translation......      (2,020,723)        (916,793)        (332,719)      (1,334,200)
                                    --------------   --------------   --------------   --------------
Comprehensive income..............  $    2,989,060   $      102,084   $       84,223   $    3,833,089
                                    ==============   ==============   ==============   ==============
INCOME PER SHARE
Income per share from continuing
  operations......................  $       0.0002   $       0.0002           0.0001   $       0.0002
Discontinued operations...........          0.0016           0.0001               --           0.0016
                                    --------------   --------------   --------------   --------------
Net income per share..............  $       0.0018   $       0.0003   $       0.0001   $       0.0018
                                    ==============   ==============   ==============   ==============
Weighted average shares
  outstanding.....................   2,802,960,319    2,802,960,319    2,802,960,319    2,802,960,319
                                    ==============   ==============   ==============   ==============


   The accompanying notes are an integral part of these financial statements

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     FOR THE YEARS ENDED DECEMBER 31, 1999
                  AND 1998 AND SIX MONTHS ENDED JUNE 30, 2000

                                                     COMMON STOCK
                                 -----------------------------------------------------
                                          CLASS A                     CLASS B                            FOREIGN
                                 --------------------------   ------------------------    RETAINED      CURRENCY
                                    SHARES         AMOUNT       SHARES        AMOUNT      EARNINGS     ADJUSTMENT       TOTAL
                                 -------------   ----------   -----------   ----------   -----------   -----------   -----------
Balance January 1, 1998........  2,229,415,811   $6,549,887   573,544,508   $4,095,108   $ 6,114,385   $(2,055,177)  $14,704,203
  Foreign Currency
    Adjustment.................                                                                           (916,793)     (916,793)
  Net Income...................                                                            1,018,877                   1,018,877
                                 -------------   ----------   -----------   ----------   -----------   -----------   -----------
Balance December 31, 1998......  2,229,415,811    6,549,887   573,544,508    4,095,108     7,133,262    (2,971,970)   14,806,287
  Dividends Paid...............                                                           (2,181,860)                 (2,181,860)
  Foreign Currency
    Adjustment.................                                                                         (2,020,723)   (2,020,723)
  Net Income...................                                                            5,009,783                   5,009,783
                                 -------------   ----------   -----------   ----------   -----------   -----------   -----------
Balance December 31, 1999......  2,229,415,811   $6,549,887   573,544,508   $4,095,108   $ 9,961,185   $(4,992,693)  $15,613,487
  Foreign Currency Adjustment
    (Unaudited)................                                                                           (332,719)     (332,719)
  Net Income -- (Unaudited)....                                                              416,942                     416,942
                                 -------------   ----------   -----------   ----------   -----------   -----------   -----------
Balance June 30, 2000
  (Unaudited)..................  2,229,415,811   $6,549,887   573,544,508   $4,095,108   $10,378,127   $(5,325,412)  $15,697,710
                                 =============   ==========   ===========   ==========   ===========   ===========   ===========

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEARS ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                              -------------------------   ---------------------------
                                                 1999          1998           2000           1999
                                              -----------   -----------   ------------   ------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................  $ 5,009,783   $ 1,018,877   $   416,942    $ 5,167,289
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................      148,193       153,473        65,837         51,284
  Amortization of goodwill..................      (75,000)      (92,000)           --             --
  Amortization of deferred revenues.........      (85,741)           --        16,245         (6,137)
  Gain from discontinued operation..........   (4,330,188)           --            --     (4,148,393)
  Equity income of investments..............   (1,250,273)     (927,436)           --     (1,591,983)
  Unrealized loss on land held for
     investment.............................           --            --       251,467        (37,156)
Changes in assets and liabilities:
  Decrease (Increase) in accounts and notes
     receivable.............................      548,092      (571,322)     (457,181)      (775,043)
  Decrease in other assets..................      276,772       849,031      (274,449)        11,868
  Increase (Decrease) in accounts payable...      174,752       897,563       (48,605)       390,316
  Increase (Decrease) in accrued
     liabilities............................      496,868      (434,937)     (577,260)       790,416
                                              -----------   -----------   -----------    -----------
Cash flow provided by operating
  activities................................      913,258       893,249      (607,004)      (147,539)
                                              -----------   -----------   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short term borrowings.....................           --            --       428,763     (1,258,095)
  Repayments on borrowings..................   (3,080,764)     (189,188)     (272,582)    (1,410,022)
  Dividends paid............................   (2,181,860)           --            --     (2,236,980)
  Advances to related parties...............           --            --            --       (130,925)
                                              -----------   -----------   -----------    -----------
Cash flows used in financing activities.....   (5,262,624)     (189,188)      156,181     (5,036,022)
                                              -----------   -----------   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....           --            --      (948,516)       (43,088)
  Purchase of equity investment.............     (190,973)   (1,544,282)     (196,268)            --
  Sale of discontinued operations...........   13,794,734            --            --     13,794,734
                                              -----------   -----------   -----------    -----------
Cash flows provided by (used in) investing
  activities................................   13,603,761    (1,544,282)   (1,144,784)    13,751,646
                                              -----------   -----------   -----------    -----------
Increase (Decrease) in cash prior to effect
  of exchange rate on cash..................    9,254,395      (840,221)   (1,595,607)     8,568,085
Effect of exchange rate on cash.............   (2,020,723)     (916,793)     (332,719)     1,334,200
                                              -----------   -----------   -----------    -----------
Net change in cash and cash equivalents.....    7,233,672    (1,757,014)   (1,928,326)     9,902,285
Cash and cash equivalents at beginning of
  period....................................    2,720,631     4,477,645     9,954,303      2,720,631
                                              -----------   -----------   -----------    -----------
Cash and cash equivalents at end of
  period....................................  $ 9,954,303   $ 2,720,631   $ 8,025,977    $12,622,916
                                              ===========   ===========   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest....................  $   192,929   $   508,166   $   308,450    $   404,841
  Cash paid for taxes.......................  $   731,118   $   500,949   $   577,260    $   732,160

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:

  The Company purchased the capital stock of Opera for $2,336,354 in 1998. The Company issued notes or the purchase price of the stock. Subsequent payment on the notes amounted to $1,544,282 in 1998.

   The accompanying notes are an integral part of these financial statements

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization. Rebrisa, S.A. ("the Company") was incorporated under the laws of Chile, South America on December 4, 1989 and is under the jurisdiction of the Chilean Superintendent of Securities and Insurance. The Company dedicates itself principally to making investments in operating companies in the real estate rental and construction industry. The Company does not have any operating segments as defined by SFAS No. 131.

     Between December 1995 and June 1996, the Company acquired 30.26% of Fertilizantes de Centroamerica S.A. ("FERTICA") a Costa Rica company in the fertilizer industry. The purchases of FERTICA was accounted for using the purchase method. FERTICA is not consolidated and the investment is carried under the equity method.

     In July 1996, the Company and Immobiliaria IDF, S.A ("IDF") incorporated Immobiliaria Renta Opera ("Opera"), a Chilean corporation. The Company acquired a 60% interest and IDF acquired the balance of 40%. In January of 1998, the Company acquired 39% directly and 1% through its wholly-owned subsidiary Rebrisa Costa Rica, S.A from IDF. Opera was primarily involved in building and selling warehouse modules to commercial enterprises. During 1998 due to a change in the market conditions, Opera began to rent the warehouse units it built. The warehouse units are located in an industrial free trade zone near Santiago, Chile. Opera was in the process of building a restaurant and leasing the space to a restaurant operator as of year end.

     In December 1996, the Company incorporated Rebrisa Costa Rica, S.A. ("RCR"), a Costa Rican company to invest in companies in the country of Costa Rica. In January 1997, RCR acquired 16% of Cementos del Pacifico, S.A. ("Cempesa") a cement producing company in Costa Rica. The Company subsequently acquired a total interest of 20% in Cempesa. In March 1999 the Company sold its entire interest in Cempesa recording a capital gain of $4,330,188, which has been reflected as a gain from discontinued operations in the accompanying statement of operations for the year ended December 31, 1999.

     On October 1997, the Company incorporated Rebrisa Petroquimica, S.A. ("RP") a Chilean corporation to explore the possibility of building a petroleum refinery in Chile. During the last quarter of 1999, the Company decided that the cost of such a project was more than they desired to invest. As of December 1999 RP is an inactive company.

     The following is a summary of the significant policies followed in the preparation of the consolidated financial statements.

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in companies that are not consolidated are accounted for using the equity method.

     Cash and Cash Equivalents. For purposes of the statement of cash flows the company considers investments of three months or less as cash equivalents.

     Accounts Receivable. Accounts receivables consist of rent from warehouse rentals. The Company periodically reviews the adequacy of the allowance for doubtful accounts and maintains the allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

     Property, Plant and Equipment. Property, plant, and equipment is carried at cost, less accumulated depreciation. Gains or losses from sales or retirements are included in current operations. Maintenance, repairs and renewals of a routine nature are charged to operations. Depreciation is provided over the estimated useful

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

lives of the related assets using the straight-line method, which range from five to ten years for equipment and forty years for buildings.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of certificates of deposit and cash. Certificates of deposit and cash are maintained in Chilean banks and are entirely at risk.

     Fair Value of Financial Instruments. The carrying amount of cash and short-term borrowings, banks are carried at costs, which based on management's estimates approximates their fair values.

     Income Taxes. The Company and its subsidiaries file individual income tax returns according to the tax laws of Chile. Foreign subsidiaries are not consolidated. The Company has adopted SFAS 109 and this pronouncement caused no material changes on the financial statements. The tax provision in the consolidated statements includes the combined individual provisions of each company on the consolidated group. Opera has approximately $19,000 tax receivable which was collected in 2000.


     Translation of Foreign Currency. The Company's statements are translated in accordance with Statement of Financial Accounting Standards No. 52 (SFA No.
52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period. For purposes of SFAS No. 52, the Company considers the U.S. dollar to be the reporting currency. The accompanying financial statements are presented in U.S. dollars for purposes of reporting. The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the cumulative translation adjustment in shareholders' equity. Realized gains and losses from foreign currency transactions are included in the results of operation for the period. Fluctuations arising from intercompany transactions are of long term in nature and are accumulated as cumulative translation adjustments. The company maintains investments in entities located in Costa Rica. The carrying value of these investments are translated in accordance with SFAS 52 with the Chilean peso as the functional currency. These conversions are included in the primary financial statements prior to converting to U.S. dollars.


     Comprehensive Income. In 1999 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components in the Company's consolidated financial statements. Comprehensive income is defined in SFAS No. 130 as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The primary difference from net income as reported is the change in cumulative foreign currency translation adjustment.

     Interim Financial Information. In the opinion of management, the unaudited interim financial information as of June 30, 2000 and 1999 and for the six months then ended furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the entire year.

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

NOTE 2.  BUSINESS ACQUISITIONS AND EQUITY INVESTMENTS

     In July 1996, the Company and Immobiliaria IDF, S.A. ("IDF") incorporated Immobiliaria Renta Opera, S.A. ("Opera").The Company's initial ownership was 60%. In January of 1998, the Company acquired 39% directly and 1% through its wholly-owned subsidiary Rebrisa Costa Rica, S.A. from IDF. The acquisition was been accounted for under the purchase method. The results of operations of the acquired business are included in the consolidated financial statements from the date of acquisition. The company recognized approximately $745,000 as goodwill, which is being amortized over twenty years.

     Between December 1995 and June 1996, the Company acquired 30.26% of Fertilizantes de Centroamerica S.A. ("FERTICA") a Costa Rica company in the fertilizer industry. The purchases of FERTICA were accounted for using the purchase method. FERTICA is not consolidated and the investment is carried under the equity method.

     In December 1996 the Company formed a wholly-owned subsidiary, Rebrisa Costa Rica, S.A., to invest in Sociedad Costarricense del Pacifico, SA ("Cempesa"), a Costa Rica cement company. The acquisition was accounted for under the equity method and resulted in a cumulative goodwill of approximately $1,822,000. Cempesa was sold in March of 1999 and the resulting gain and income during the phase out period is reported in the accompanying statement of operations under the caption, "gain from discontinued operations".

     In October 1997 the Company and a wholly-owned subsidiary incorporated Rebrisa Petroquimica, SA ("RP") with the goal of developing a refinery. The project was terminated in the last quarter of 1999 at which time RP became inactive. The expenses incurred in connection with this project were not considered significant.

     Equity Investments at December 31, were as follows:

                                                                 1999         1998
                                                              ----------   -----------
Fertica, S.A................................................  $5,147,437   $ 3,473,896
Cementos del Pacifico, S.A..................................          --     7,963,928
                                                              ----------   -----------
          Total.............................................  $5,147,437   $11,437,824
                                                              ==========   ===========

NOTE 3.  CASH AND CASH EQUIVALENTS

     Included in cash at December 31, 1999 were $9,805,188 of certificates of deposits earning an average annual rate of 9%. These certificates of deposits are on deposits with Chilean and Costa Rican banks and are not insured. The monetary composition of these deposits as of December 31, are as follows:

MONETARY UNIT                                                    1999         1998
-------------                                                 ----------   ----------
Chilean Peso................................................  $6,273,486   $2,702,771
US Dollar denominations.....................................   3,465,161           --
Costa Rican Colones.........................................      66,541           --
                                                              ----------   ----------
          Total Certificates of Deposit.....................   9,805,188    2,702,771
Cash........................................................     149,115       17,860
                                                              ----------   ----------
          Total Cash and Certificates of Deposit............  $9,954,303   $2,720,631
                                                              ==========   ==========

NOTE 4.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of rent receivable from warehouse rentals. The Company through its wholly-owned subsidiary Opera was in the business of constructing and selling warehouse units in a commercial district near Santiago, Chile. During 1998 due to changes in economic conditions Opera began renting the

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

completed units. The Company has not accrued any allowance for bad debts for the years ended 1999 and 1998, since rentals were subsequently collected. The rented units were sold and leased back (See Note 5 and 9) and are included in property, plant and equipment as assets held under capitalized leases.

NOTE 5.  PROPERTY, PLANT AND EQUIPMENT

     The Company's property, plant, and equipment at December 31, consist of the following:

                                                                 1999          1998
                                                              -----------   -----------
Land........................................................  $   380,155   $   165,521
Buildings...................................................    9,454,578    10,094,419
Office equipment............................................      176,617       155,739
                                                              -----------   -----------
                                                               10,011,350    10,415,679
Less: accumulated depreciation..............................      441,330       324,478
                                                              -----------   -----------
          Total property, plant, and equipment..............  $ 9,570,020   $10,091,201
                                                              ===========   ===========

     Depreciation expense for the years ended December 31, 1999 and 1998 was $ 148,193, and $ 153,473, respectively.

     Included in property, plant, and equipment as of December 31, are the following assets held under capitalized leases.

                                                                 1999         1998
                                                              ----------   ----------
Buildings...................................................  $5,456,017   $5,825,254
Office equipment............................................       2,342        2,418
                                                              ----------   ----------
                                                               5,458,359    5,827,672
Less: accumulated amortization..............................     313,714      152,092
                                                              ----------   ----------
          Total property, plant, and equipment..............  $5,144,645   $5,675,580
                                                              ==========   ==========

NOTE 6.  GOODWILL

     Goodwill, which represents the excess or discount of acquisition costs over the net assets acquired in the business combinations, is amortized on the straight-line method over 20 years (See Note 2). The carrying amount of goodwill is reviewed annually using estimated undiscounted cash flows for the businesses acquired over the remaining amortization periods. In 1999 goodwill charged to discontinued operations related to the sale of Cempesa was approximately $1,583,000. The net amortization credited to operations amounted to approximately $75,000 and $92,000, in 1999 and 1998, respectively.

     Goodwill at December 31 was as follows:

                                                                1999        1998
                                                              --------   ----------
Imobilaria Renta Opera, S.A.................................  $569,640   $  447,339
Cementos del Pacifico, S.A..................................        --    1,579,665
                                                              --------   ----------
                                                              $569,640   $2,027,004
                                                              ========   ==========

NOTE 7.  LAND HELD FOR INVESTMENT

     Land held for investment consist primarily of the undeveloped portion of land where the Company's wholly-owned subsidiary Opera was involved in construction and sales of commercial warehouse units. Opera acquired the property in 1996. During 1998 due to changes in the economic condition, Opera ceased

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

construction on the project and retained the land until such time management believes the land can be sold. The land is recorded at cost which is lower than market value at December 31, 1999, which is supported by an independent appraisal.

NOTE 8.  SHORT TERM BORROWINGS, BANKS

     The Company maintains short term borrowings from two Chilean banks. Interest on such obligations range between 7.60% and 7.80% annually in 1999 and between 8.58% and 10.30% annually in 1998 and is determined by the financing source subsequent to the availability of funds.

NOTE 9.  DEFERRED REVENUES

     Deferred revenues is comprised mainly of deferred gain on a sale leaseback transaction of certain warehouses owned by the Company. The Company considers the leases to be capital leases under SFAS 13. An amortization period of 40 years is being utilized for the deferred gain in proportion to the amortization of the capitalized leases. Deferred gain recognized in 1999 and 1998 was $16,121 and $17,757, respectively. The capitalized leases have been reflected under property, plant and equipment in the accompanying financial statements (See Note
5).

NOTE 10.  LONG TERM DEBT

     Long-term debt at December 31, 1999 and 1998, consists of the following:

                                                                 1999         1998
                                                              ----------   ----------
Mortgage payable to Banco Sudamericano for a term of twenty
  years at an annual interest rate of 8.5%. Monthly interest and principal payments of $1,995,318 Chilean pesos
  approximates $3,900 U.S. dollars. The mortgage is on the
  Company's office condominium in Santiago, Chile...........  $  385,857   $  438,371
Lease obligations payable in installments through 2009 with
  an annual interest rate of 9.21%. Monthly lease payments
  of $15,563,167 Chilean pesos approximates $31,000 U.S.
  dollars. The lease encompasses 9 warehouse units which are
  rented. (See note 11).....................................   5,021,982    5,611,645
Note payable IDF for the purchase of Opera. The note has a
  term of 24 months with six installments of $182,567,785
  Chilean pesos approximating $345,000 U.S. dollars. The
  note was paid off during 1999.............................          --      792,157
Obligations due to Costa Rican government for the purchase
  of Cempesa. Obligation carries an interest rate of 12.9%.
  Payments are made from dividend distributions until fully
  paid and have no maturity. This obligation was paid in
  1999......................................................          --      652,278
                                                              ----------   ----------
     Subtotal...............................................  $5,407,839   $7,494,451
     Less current maturities................................     349,090      416,034
                                                              ----------   ----------
          Total Long Term Debt..............................  $5,058,749   $7,078,417
                                                              ==========   ==========

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

     Future maturities on Mortgage debt are as follows:

2000........................................................  $ 14,290
2001........................................................    14,153
2002........................................................    14,153
2003........................................................    14,153
2004........................................................    14,153
Thereafter..................................................   314,955
                                                              --------
          Total.............................................  $385,857
                                                              ========

NOTE 11.  COMMITMENTS AND CONTINGENCIES

     On November 1997, the Company through a wholly-owned subsidiary Immobiliaria Renta Opera, S.A. entered into a sales leaseback agreement with Santiago Leasing, S.A.. The sales involved nine warehouse units. The leases are for a twelve year term and are capitalized at an annual rate of 9.21%. The lease contains a bargain purchase option.

     Minimum lease payments under such obligations are as follows:

December 31, 2000........................................  $  334,800
2001.....................................................     352,972
2002.....................................................     352,972
2003.....................................................     352,972
2004.....................................................     352,972
Thereafter...............................................   5,260,126
                                                           ----------
                                                            7,006,814
Less deferred interest...................................   1,984,832
                                                           ----------
Capitalized leases.......................................   5,021,982
Less current portion.....................................     334,800
                                                           ----------
Capitalized leases, net..................................  $4,687,182
                                                           ==========

NOTE 12.  CAPITAL STRUCTURE

     At December 31, 1999 the Company has two classes of no par value common stock, class A and class B. The Company does not have any authorized shares above those which are issued. Class A shares issued and outstanding at December 31, 1999 and 1998 were 2,229,415,811. Class B shares issued and outstanding at December 31, 1999 and 1998 were 573,544,508.

     Class A -- This class of common stock has the right to elect five directors to the Board of Directors. In April 1996, the Company recapitalized class A shares by issuing 1,000 new class A shares for every class A shares outstanding.

     Class B -- This class of common stock has the right to elect two directors to the board of directors. Class A and B receive dividends proportionally, except that class B shares have the right to receive an additional 10% of any dividends declared until December 31, 2046.

NOTE 13.  EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

earnings per share, respectively. Unlike the previously reported primary earnings per share, basic earnings per share exclude the dilutive effects of stock options.

     Earnings per share amounts for all periods presented have been calculated in accordance with and, where appropriate, restated to conform to the requirements of SFAS No. 128. In April of 1996 the Company recapitalized the class A shares by issuing 1,000 new class A shares for the previously outstanding class A shares. Both classes of stock share equally in dividends except for class B which will receive a 10% premium on dividends until December 31, 2046. The Company had no dilutive securities in 1999 and 1998.

     Earnings per share for the years ended December 31, 1999 and 1998 were calculated as follows:

                                                                                          PER-SHARE
                                                              INCOME         SHARES        AMOUNT
                                                            -----------   -------------   ---------
                                                            (NUMERATOR)   (DENOMINATOR)
YEAR ENDED DECEMBER 31, 1999
Loss from operations......................................  $ (560,221)                    $(.0002)
Income before discontinued operations.....................     521,197                       .0002
Gain on sale of discontinued operations...................   4,488,586                       .0016
Class A shares............................................                2,229,415,811
Class B shares............................................                  573,544,508
                                                            ----------    -------------    -------
Basic EPS.................................................  $5,009,783    2,802,960,319    $ .0018
                                                            ==========    =============    =======
YEAR ENDED DECEMBER 31, 1998
Loss from operations......................................  $  (24,456)                    $(.0000)
Income before discontinued operations.....................     670,580                       .0002
Gain from sale of discontinued operations.................     348,297                       .0001
Class A shares............................................                2,229,415,811
Class B shares............................................                  573,544,508
                                                            ----------    -------------    -------
Basic EPS.................................................  $1,018,877    2,802,960,319    $ .0003
                                                            ==========    =============    =======

NOTE 14.  RELATED PARTY TRANSACTIONS

     The Company is a member of a group of affiliated entities, and has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

NOTE 15.  SUBSEQUENT EVENTS

     On January 27, 2000 the Company experienced a change in management. Two stockholders which were members of the controlling group of stockholders representing 17.13% of the company's stock were replaced by Mr. Avram Fritch Vanturi who purchased 21.48% of the outstanding stock. Mr. Ignacio Guerrero Guitierrez became the Chairman of the Board.

                       REBRISA, S.A. AND ITS SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1999 AND 1998 -- (CONTINUED)

NOTE 16.  OPERATING RISKS

     As substantially all of the Company's operations are currently conducted in Chile and Costa Rica, the Company is subject to special consideration and significant risks not typically associated with Companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in Chile and Costa Rica, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

                             UNISERVICE CORPORATION

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     In accordance with the terms of this offering and the proposed acquisition of 52% of Rebrisa, S.A., we will issue 1,600,000 shares of our Series A 6% Convertible Cumulative Redeemable Preferred Stock and 1,600,000 Class A Common Stock Purchase Warrants to raise an aggregate of $6,760,000. Uniservice will utilize $3,600,000 of the proceeds to purchase shares of Rebrisa directly from the treasury of Rebrisa and $1,100,000 to acquire additional shares of Rebrisa from certain shareholders. The balance of proceeds received, $2,060,000, will be utilized for working capital. The acquisition of Rebrisa will be accounted for using the purchase method of accounting.

     The following unaudited pro forma consolidated financial information is included as required by rules and regulations of the Securities and Exchange Commission. The pro forma financial statements herein present the proposed acquisition of Rebrisa by Uniservice. The acquisition is accounted for under the purchase method of accounting assuming the acquisition had occurred on the earliest date that the pro forma financial statements are effective (January 1, 1999). The pro forma consolidated balance sheets consolidates Uniservice and Rebrisa historical balance sheets as of December 31, 1999 and June 30, 2000. The pro forma consolidated statements of operations consolidates Uniservice and Rebrisa historical statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000.

     The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the period presented and should not be construed as representative of future operations.

     The historical financial statements of Uniservice and Rebrisa are included elsewhere in this Prospectus and the unaudited pro forma consolidated financial information presented herein should be read in conjunction with those financial statements and related notes.

                             UNISERVICE CORPORATION

     The following unaudited pro forma consolidated balance sheets present the consolidated financial position of Uniservice Corporation and Rebrisa, S.A. as of December 31, 1999 and June 30, 2000. Such unaudited pro forma information is based on the consolidated historical balance sheets of Uniservice and Rebrisa as of December 31, 1999 and June 30, 2000 giving effect to (1) the acquisition of Rebrisa accounted for under the purchase method of accounting and (2) the pro forma adjustments described in the accompanying notes to the pro forma consolidated financial information:

                             UNISERVICE CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                          DECEMBER 31, 1999              PRO FORMA AT DECEMBER 31, 1999
                                      -------------------------   ---------------------------------------------
                                                                                 ADJUSTMENTS
                                      UNISERVICE    REBRISA(1)     COMBINED      DR. (CR.)(2)      CONSOLIDATED
                                      -----------   -----------   -----------   --------------     ------------
                                                    ASSETS
Current Assets:
  Cash..............................  $   522,497   $ 9,954,303   $10,476,800   $    5,660,000(a)  $16,136,800
  Accounts receivable, net..........      235,259        23,230       258,489               --         258,489
  Due from related parties..........      416,436            --       416,436               --         416,436
  Other receivables.................      553,464            --       553,464               --         553,464
  Inventories.......................      581,935            --       581,935               --         581,935
  Other current assets..............      270,934        12,605       283,539               --         283,539
                                      -----------   -----------   -----------   --------------     -----------
         Total Current Assets.......    2,580,525     9,990,138    12,570,663        5,660,000      18,230,663
Equity investments..................           --     5,147,437     5,147,437               --       5,147,437
Property and equipment, net.........    9,098,890     9,570,020    18,668,910       (5,661,120)(b)  13,007,790
Intangible assets, net..............      264,193       569,640       833,833               --         833,833
Land held for investment............           --     2,130,105     2,130,105               --       2,130,105
Other assets........................    1,008,861        78,735     1,087,596               --       1,087,596
                                      -----------   -----------   -----------   --------------     -----------
                                      $12,952,469   $27,486,075   $40,438,544   $       (1,120)    $40,437,424
                                      ===========   ===========   ===========   ==============     ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
    expenses........................  $ 1,545,223   $ 1,150,720   $ 2,695,943   $           --     $ 2,695,943
  Lines-of-credit...................      730,837     1,264,863     1,995,700               --       1,995,700
  Current maturities of long-term
    debt............................      131,437       349,090       480,527               --         480,527
  Other current liabilities.........      343,745       577,260       921,005               --         921,005
  Deferred taxes....................           --     2,300,968     2,300,968               --       2,300,968
                                      -----------   -----------   -----------   --------------     -----------
         Total Current
           Liabilities..............    2,751,242     5,642,901     8,394,143               --       8,394,143
Long-term debt......................      503,691     5,058,749     5,562,440               --       5,562,440
Other long-term liabilities.........    1,661,174     1,170,938     2,832,112               --       2,832,112
                                      -----------   -----------   -----------   --------------     -----------
         Total Liabilities..........    4,916,107    11,872,588    16,788,695               --      16,788,695
                                      -----------   -----------   -----------   --------------     -----------
Minority interest...................           --            --            --      (11,239,973)(c)  11,239,973
                                      -----------   -----------   -----------   --------------     -----------
Stockholders' Equity:
  Preferred stock...................           --            --            --             (160)(a)         160
  Common stock......................          283    10,644,995    10,645,278       10,644,995(b)          283
  Additional paid-in capital,
    preferred.......................           --            --            --       (6,759,840)(a)   6,759,840
  Additional paid-in capital........    8,707,157            --     8,707,157               --       8,707,157
  Retained earnings.................    1,371,750     9,961,185    11,332,935        7,356,098(b)    3,976,837
  Cumulative translation
    adjustments.....................   (2,042,828)   (4,992,693)   (7,035,521)              --      (7,035,521)
                                      -----------   -----------   -----------   --------------     -----------
         Total Stockholders'
           Equity...................    8,036,362    15,613,487    23,649,849       11,241,093      12,408,756
                                      -----------   -----------   -----------   --------------     -----------
                                      $12,952,469   $27,486,075   $40,438,544   $        1,120     $40,437,424
                                      ===========   ===========   ===========   ==============     ===========

                             UNISERVICE CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                  JUNE 30, 2000                  PRO FORMA AT JUNE 30, 2000
                            -------------------------   ---------------------------------------------
                                                                       ADJUSTMENTS
                            UNISERVICE    REBRISA(1)     COMBINED      DR. (CR.)(2)      CONSOLIDATED
                            -----------   -----------   -----------   --------------     ------------
                                               ASSETS
Current Assets:
  Cash....................  $   378,950   $ 8,025,977   $ 8,404,927   $    5,660,000(a)  $14,064,927
  Accounts receivable,
     net..................      146,335        75,053       221,388               --         221,388
  Due from related
     parties..............      347,607            --       347,607               --         347,607
  Other receivables.......      348,679       405,358       754,037               --         754,037
  Inventories.............      487,486            --       487,486               --         487,486
  Other current assets....      226,698       352,146       578,844               --         578,844
                            -----------   -----------   -----------   --------------     -----------
          Total Current
            Assets........    1,935,755     8,858,534    10,794,289        5,660,000      16,454,289
Equity investments........           --     5,343,705     5,343,705               --       5,343,705
Property and equipment,
  net.....................    9,019,647    10,452,699    19,472,346       (5,661,120)(b)  13,811,226
Intangible assets, net....      204,246       583,283       787,529               --         787,529
Land held for
  investment..............           --     1,878,638     1,878,638               --       1,878,638
Other assets..............      793,607            --       793,607               --         793,607
                            -----------   -----------   -----------   --------------     -----------
                            $11,953,255   $27,116,859   $39,070,114   $       (1,120)    $39,068,994
                            ===========   ===========   ===========   ==============     ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and
     accrued expenses.....  $ 1,428,047   $   927,261   $ 2,355,308   $           --     $ 2,355,308
  Lines-of-credit.........      654,394     1,693,626     2,348,020               --       2,348,020
  Other current
     liabilities..........      372,414       174,854       547,268               --         547,268
  Current maturities of
     long-term debt.......      131,437        15,143       146,580               --         146,580
  Deferred taxes..........           --     2,300,968     2,300,968               --       2,300,968
                            -----------   -----------   -----------   --------------     -----------
          Total Current
            Liabilities...    2,586,292     5,111,852     7,698,144               --       7,698,144
Long-term debt............      565,024     5,120,114     5,685,138               --       5,685,138
Other long-term
  liabilities.............    1,481,904     1,187,183     2,669,087               --       2,669,087
                            -----------   -----------   -----------   --------------     -----------
          Total
            Liabilities...    4,633,220    11,419,149    16,052,369               --      16,052,369
                            -----------   -----------   -----------   --------------     -----------
Minority interest.........           --            --            --      (11,440,105)     11,440,105
                            -----------   -----------   -----------   --------------     -----------
Stockholders' Equity:
  Preferred stock.........           --            --            --             (160)(a)         160
  Common stock............          283    10,644,995    10,645,278       10,644,995(b)          283
  Additional paid-in
     capital, preferred...           --            --            --       (6,759,840)(a)   6,759,840
  Additional paid-in
     capital..............    8,707,157            --     8,707,157               --       8,707,157
  Retained earnings.......    1,036,406    10,378,127    11,414,533        7,556,230(b)    3,858,303
  Cumulative translation
     adjustments..........   (2,423,811)   (5,325,412)   (7,749,223)              --      (7,749,223)
                            -----------   -----------   -----------   --------------     -----------
          Total
            Stockholders'
            Equity........    7,320,035    15,697,710    23,017,745       11,441,225      11,576,520
                            -----------   -----------   -----------   --------------     -----------
                            $11,953,255   $27,116,859   $39,070,114   $        1,120     $39,068,994
                            ===========   ===========   ===========   ==============     ===========

                             UNISERVICE CORPORATION

     The following unaudited pro forma consolidated statements of operations presents the consolidation of Uniservice and Rebrisa for the year ended December 31, 1999 and the six months ended June 30, 2000, giving effect to (1) the acquisition of Rebrisa as of the beginning of the year accounted for under the purchase method of accounting and (2) the pro forma adjustments described in the accompanying notes to the pro forma consolidated financial information.

                             UNISERVICE CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                       DECEMBER 31, 1999            PRO FORMA AT DECEMBER 31, 1999
                                    ------------------------   -----------------------------------------
                                                                             ADJUSTMENTS
                                    UNISERVICE     REBRISA      COMBINED     DR. (CR.)(2)   CONSOLIDATED
                                    -----------   ----------   -----------   ------------   ------------
Revenues..........................  $12,893,382   $1,142,543   $14,035,925    $       --    $14,035,925
Cost of Operations................    5,260,250       71,948     5,332,198            --      5,332,198
                                    -----------   ----------   -----------    ----------    -----------
Gross Profit......................    7,633,132    1,070,595     8,703,727            --      8,703,727
                                    -----------   ----------   -----------    ----------    -----------
Selling and Administrative
  Expenses:
  Payroll and employee benefits...    2,693,160      334,593     3,027,753            --      3,027,753
  Occupancy.......................    1,765,306      148,193     1,913,499            --      1,913,499
  Other selling and
     administrative...............    3,372,953    1,148,030     4,520,983            --      4,520,983
                                    -----------   ----------   -----------    ----------    -----------
                                      7,831,419    1,630,816     9,462,235            --      9,462,235
                                    -----------   ----------   -----------    ----------    -----------
(Loss) from Operations............     (198,287)    (560,221)     (758,508)           --       (758,508)
                                    -----------   ----------   -----------    ----------    -----------
Other Income (Expenses):
  Other, net......................      723,519       12,490       736,009            --        736,009
  Gain on disposition of
     discontinued operations,
     net..........................           --    4,488,586     4,488,586            --      4,488,586
  Income from unconsolidated
     Equity investments...........           --    1,202,066     1,202,066            --      1,202,066
  Interest income.................           --      640,961       640,961            --        640,961
  Minority interest...............           --           --            --     2,404,696b    (2,404,696)
  Interest expense................     (385,970)    (676,931)   (1,062,901)           --     (1,062,901)
  Income taxes....................           --      (97,168)      (97,168)           --        (97,168)
                                    -----------   ----------   -----------    ----------    -----------
                                        337,549    5,570,004     5,907,553     2,404,696      3,502,857
                                    -----------   ----------   -----------    ----------    -----------
          Net Income..............  $   139,262   $5,009,783   $ 5,149,045    $2,404,696    $ 2,744,349
                                    ===========   ==========   ===========    ==========    ===========

                             UNISERVICE CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                             JUNE 30, 2000             PRO FORMA AT JUNE 30, 2000
                                         ---------------------   ---------------------------------------
                                                                              ADJUSTMENTS
                                         UNISERVICE   REBRISA     COMBINED    DR.(CR.)(2)   CONSOLIDATED
                                         ----------   --------   ----------   -----------   ------------
Revenues...............................  $5,936,361   $952,063   $6,888,424    $     --      $6,888,424
Cost of Operations.....................   2,255,590    219,551    2,475,141          --       2,475,141
                                         ----------   --------   ----------    --------      ----------
Gross Profit...........................   3,680,771    732,512    4,413,283          --       4,413,283
                                         ----------   --------   ----------    --------      ----------
Selling and Administrative Expenses:
  Payroll and employee benefits........   1,480,406    122,762    1,603,168          --       1,603,168
  Occupancy............................     952,674     54,372    1,007,046          --       1,007,046
  Other selling and administrative.....   1,657,545    421,212    2,078,757          --       2,078,757
                                         ----------   --------   ----------    --------      ----------
                                          4,090,625    598,346    4,688,971          --       4,688,971
                                         ----------   --------   ----------    --------      ----------
Income (Loss) from Operations..........    (409,854)   134,166     (275,688)         --        (275,688)
                                         ----------   --------   ----------    --------      ----------
Other Income (Expenses):
  Other, net...........................     207,772    186,787      394,559          --         394,559
  Income (loss) from unconsolidated
     equity investments................          --   (197,702)    (197,702)         --        (197,702)
  Interest income......................          --    422,257      422,257          --         422,257
  Minority interest....................          --         --           --     200,132b       (200,132)
  Interest expense.....................          --   (308,450)    (308,450)         --        (308,450)
  Income taxes.........................    (133,262)   179,884       46,622          --          46,622
                                         ----------   --------   ----------    --------      ----------
                                             74,510    282,776      357,286     200,132         157,154
                                         ----------   --------   ----------    --------      ----------
          Net Income (Loss)............  $ (335,344)  $416,942   $   81,598    $200,132      $ (118,534)
                                         ==========   ========   ==========    ========      ==========

                             UNISERVICE CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     1. The acquisition of 52% of the outstanding stock of Rebrisa contemplated by the purchase agreement will be treated as a purchase for financial reporting purposes. The acquisition price is $5.661 million less than the book value of the net assets acquired. Accordingly, the noncurrent assets acquired have been reduced by a proportionate part of the excess of the book value of the net assets acquired over the purchase price. The pro forma consolidated balance sheet reflects the acquisition of Rebrisa for $4,700,000 in cash. The purchase price for pro forma purposes has been allocated based upon management's best estimate of the fair market value of the assets at this time.

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------   -----------
Cash........................................................  $ 9,954,303    $ 8,025,977
Accounts receivables and other receivables..................       23,230        480,411
Equity investments..........................................    5,197,437      5,926,988
Property and equipment......................................    3,908,900      4,791,579
Other intangible assets.....................................      569,640             --
Land held for investment....................................    2,130,105      1,878,638
Other assets................................................       91,340        352,146
                                                              -----------    -----------
                                                              $21,824,955    $21,455,739
                                                              ===========    ===========

Other intangible assets consists of trademarks, proprietary rights and a covenant not to compete.


     2. The following significant adjustments were applied to the historical December 31, 1999 and June 30, 2000 balance sheets and statements of operations of Uniservice and Rebrisa for the year ended December 31, 1999 and the six month period ended June 30, 2000 to arrive at the pro forma consolidated balance sheets and pro forma consolidated statements of operations.


     The adjustments recorded as of December 31, 1999, for the balance sheets and statements of operations were as follows:

          a. At the closing of the public offering Uniservice will receive $6.76 million in exchange for issuing 1.6 million shares, par value $0.0001 per share, of preferred stock and 1.6 million warrants. Uniservice will utilize $4.7 million of the proceeds from the offering to acquire 52% of Rebrisa. Rebrisa will receive $3.6 million in exchange for issuing shares from its treasury. The remaining $1.1 million of the $4.7 million will be used by Uniservice to acquire the shares outstanding from existing Rebrisa shareholders.

          b. Upon the pro forma consolidation of Uniservice and Rebrisa, the common stock and retained earnings of Rebrisa are eliminated and offset against the investment in Rebrisa of $4,700,000 on the Uniservice financial statements. Rebrisa's noncurrent assets are reduced by the excess of Rebrisa's book value over the purchase price in the amount of $5.661 million. Also, as part of the entry, the minority interest is credited for its share of the pro forma consolidated income, which amounted to $2,404,696 for the year ended December 31, 1999 and $200,132 for the six months ended June 30, 2000.

          c. To compute the minority interest, the acquisition was recorded as if it occurred January 1, 1999, which is the earliest period presented for pro forma purposes. The calculation of the initial minority interest and subsequent transactions are as follows:

Net book value of Rebrisa at January 1, 1999................  $14,806,287
Proceeds from Uniservice acquiring shares from Rebrisa's
  treasury..................................................    3,600,000
                                                              -----------
Net book value..............................................   18,406,287
Minority interest percentage after acquisition..............           48%
                                                              -----------

                             UNISERVICE CORPORATION

                                  (UNAUDITED)

Minority interest January 1, 1999...........................    8,835,277
1999 minority interest in income of Rebrisa(b)..............    2,404,696
                                                              -----------
Minority interest at December 31, 1999......................   11,239,973
Minority interest In income of subsidiary for the Six months
  ending June 2000..........................................      200,132
                                                              -----------
Minority interest at June 30, 2000..........................  $11,440,105
                                                              ===========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             UNISERVICE CORPORATION

                                1,600,000 UNITS


                          each unit contains one share


                                  of series A


                   6% convertible cumulative preferred stock


                                 and one common

                             stock purchase warrant

                            ------------------------

                                   PROSPECTUS

                            ------------------------


                          WERBEL-ROTH SECURITIES, INC.


                                October   , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of a Florida corporation. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by the Florida Business Corporation Act any person whom we may indemnify under the act.

     The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for:

     - violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

     - deriving an improper personal benefit from a transaction,

     - voting for or assenting to an unlawful distribution and

     - willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

     The effect of Florida law, our articles of incorporation and our bylaws is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under the terms of the underwriting agreement, our directors and officers also are indemnified against certain civil liabilities that they may incur under the Securities Act.

     To the limit indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or control persons control, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table states the expenses (other than underwriting discounts expected to be incurred in connection with the offering described in this registration statement). All amounts are estimated except the registration fee, NASD Fee and the underwriters' non-accountable expense allowance.



Securities and Exchange Commission registration and filing
  fee and other documents...................................  $  5,200
NASD filing fee.............................................     3,000
NASDAQ filing fee...........................................     4,000
Printing expenses...........................................    25,000
Accounting fees and expenses................................    25,000
Legal fees and expenses.....................................    90,000
Blue Sky fees and expenses..................................    30,000
Representative's non-accountable expense allowance..........   240,000
Transfer and Warrant Agent fees and expenses................     5,000
Miscellaneous...............................................    40,000
                                                              --------
          Total.............................................  $467,200
                                                              ========



     We will pay all of the above expenses of this offering.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     On November 21, 1997, we issued 100 shares of Class B common stock to Ricardo Vilensky, for par value, as promotional shares. The issuance of the shares of Class B common stock were exempt from registration pursuant to Section 4(2) of the Act.

     Between January and March 1998, one unrelated, accredited investor loaned us $150,000 at an interest rate of 8 1/2% per year. As consideration for this loan, the investor received 30,000 shares of Class A common stock. The investor had access to, or was otherwise provided with, information, including financial, concerning us. The issuance of the shares of Class A common stock were exempt from registration pursuant to Section 4(2) of the Act.

     On August 3, 1998, the effective date of our initial public offering, Inversiones e Inmobiliaria Kyoto Limitada, a Chilean limited partnership that is controlled by Mr. Vilensky and whose partners are also controlled by Mr. Vilensky, purchased 1,399,900 shares of Class B common stock for $2.2 million. These shares were recently transferred to Inversiones e Inmobiliaria Kyoto. The shareholders of Inversiones e Inmobiliaria Kyoto Limitada were provided with, or otherwise had access to, information, including financial, concerning our company. The issuances of the shares of Class B common stock were exempt from registration pursuant to Section 4(2) of the Act.


     On May 24, 2000, we issued 5,000 shares of Class A common stock to Atlas Pearlman, P.A. as payment for legal services performed for our company. The issuance of the shares of Class A common stock were exempt from registration pursuant to Section 4(2) of the Act.

ITEM 27.  EXHIBITS


EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
-----------                          ----------------------
1.1          --   Form of Underwriting Agreement(1)
2.1          --   Stock Purchase Agreement between Kyoto and Uniservice
                  Corporation for the purchase of Class B common stock(3)
2.2          --   Stock Purchase Agreement between Uniservice Corporation and
                  Inversiones e Inmobiliaria Kyoto for the purchase of shares of Kentucky Foods Chile S.A. Stock(3)
2.3          --   Share Exchange Agreement with Kau Kau and Carmel(2)
2.4          --   Agreement among Ricardo Vilensky, Avram Fritch and Mauricio
                  Aguirre(2)
2.5          --   Stock Swap Agreement between Ricardo Vilensky and Avram
                  Fritch(2)
3.1(a)       --   Uniservice Corporation's Amended and Restated Articles of
                  Incorporation(3)
3.1(b)       --   Designation of Preferred Stock*
3.2          --   Uniservice Corporation's Bylaws(3)
4.1          --   Form of Warrant Agreement together with the form of Warrant
                  Certificate*
4.2          --   Form of Representative's Warrant Agreement together with the form of Representative's Warrant Certificate*
4.3          --   Form of Class A Common Stock Certificate(3)
4.4          --   Form of Preferred Stock Certificate(1)
5.1          --   Opinion of Atlas Pearlman, P.A.*
10.1         --   Stock Option Plan(3)
10.2(a)      --   Master Franchise Agreement between Kentucky Foods Chile,
                  S.A. and Tricon, as amended(3)
10.2(b)      --   Form of Standard International Franchise Agreement between
                  Kentucky Foods Chile, S.A. and Tricon(1)
10.6         --   Employment Agreement between Uniservice Corporation and
                  Ricardo Vilensky(3)
10.7         --   Employment Agreement between Uniservice Corporation and
                  Mauricio Aguirre(3)
10.8         --   Lease Agreement between Kentucky Fried Chicken Chile and
                  Inmobiliaria KilKil S.A.(3)
21           --   Subsidiaries of Registrant(1)
23.1         --   Consent of Atlas Pearlman, P.A. (to be included in its
                  opinion filed as Exhibit 5.1)*
23.2         --   Consent of Spear, Safer, Harmon & Co. P.A.(1)
23.3         --   Consent of Berkovits, Lago & Company, LLP (1)
27           --   Financial Data Schedule(1)


---------------


   * To be filed by amendment.

(1) Included herein.

(2) Previously filed on Form 8-K dated September 21, 2000.


(3) Previously filed on Form SB-2 (SEC file #50897)

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) include any prospectus required by section 10(a)(3) of the Act;

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) include any additional or changed material information on the plan of distribution;

          (2) For determining liability under the Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) We will provide to the underwriter at the closing of this offering certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For the purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment to be signed on its behalf by the undersigned, in Santiago, Chile on October 23, 2000.


                                          UNISERVICE CORPORATION

                                          By:     /s/ RICARDO VILENSKY
                                            ------------------------------------
                                              Ricardo Vilensky

                                              Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.


                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                /s/ RICARDO VILENSKY                   Chief Executive Officer,        October 23, 2000
-----------------------------------------------------  Chairman and Director
                  Ricardo Vilensky

                  /s/ AVRAM FRITCH                     President and Director          October 23, 2000
-----------------------------------------------------
                    Avram Fritch

                /s/ MAURICIO AGUIRRE                   Chief Financial Officer, Vice   October 23, 2000
-----------------------------------------------------  President of Finance and
                  Mauricio Aguirre                     Administration and Director

                 /s/ SERGIO VIVANCO                    Director                        October 23, 2000
-----------------------------------------------------
                   Sergio Vivanco

                /s/ JUAN CARLOS CERDA                  Director                        October 23, 2000
-----------------------------------------------------
                  Juan Carlos Cerda

                                 EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
-----------                          ----------------------
1.1          --   Form of Underwriting Agreement
4.4          --   Form of Preferred Stock Certificate
10.2(b)      --   Form of Standard International Franchise Agreement between
                  Kentucky Foods Chile, S.A. and Tricon
21           --   Subsidiaries of Registrant
23.2         --   Consent of Spear, Safer, Harmon & Co. P.A.
23.3         --   Consent of Berkovits, Lago & Company, LLP
27           --   Financial Data Schedule